TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT made as of the 29th day of April 2019, by and between the Wells Fargo Trusts listed on Schedule A hereto and each being an entity of the type set forth on Schedule A and organized under the laws of the state of Delaware, each with a principal place of business at 525 Market Street -12th Floor, San Francisco, California 94105 and each of which is acting on its own behalf and on behalf of each of the portfolios listed under its name in Schedule A, as revised from time to time, (jointly and severally, such portfolios shall be referred to hereinafter as the "Fund"" or "Funds”), but not jointly with any other entities listed on Schedule A, and DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc.), a Massachusetts corporation having its principal office and place of business at 2000 Crown Colony Drive, Quincy, Massachusetts 02169 (the “Transfer Agent”).

WHEREAS, each Trust (as used hereinafter, the term "Trust" shall refer jointly and severally to the trust entities set forth on Schedule A hereto, and to each Fund listed on Schedule A, as revised from time to time, as the context requires) is a Delaware statutory trust and registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended, which currently consists of the Funds listed under its name on Schedule A; and (the “1940 Act”);

WHEREAS, the Trust desires to appoint the Transfer Agent as Transfer Agent and Dividend Disbursing Agent for all common shares of beneficial interest of each Fund of each Trust and, of shares of common stock of each Fund of each Trust (collectively referred to as the "Shares"), and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.
Terms of Appointment and Duties

1.1
Appointment
(a)
Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, the transfer agent and dividend disbursing agent for the Shares and for the Shares of future portfolios of the Trust.
(b)
The Transfer Agent hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent. The Transfer Agent agrees that it will also act as agent in connection with the Trust's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

(c)
The Trust agrees to use its best efforts to deliver to the Transfer Agent, as soon as they are available, all of its shareholder account records for any new Fund of the Trust.

1.2
Duties
The Transfer Agent will perform the following services as Transfer Agent and Dividend Disbursing Agent for the Trust, and as agent of the Trust for shareholder accounts thereof:

(a)
Establish each Fund Shareholder’s account on the Transfer Agent’s record keeping system and maintain such account for the benefit of such Shareholder in accordance with the Transfer Agent’s present written procedures (the "Procedures") with such changes or deviations therefrom as have been (or may from time to time be) agreed upon in writing by the Transfer Agent and the Trust;

(b)
Receive for acceptance and process, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Trust authorized pursuant to the organizational documents of the Trust (the “Custodian”);

(c)
Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(d)
Receive for acceptance and process redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(e)
In respect to the transactions in items (b), (c) and (d) above, the Transfer Agent may execute transactions directly with broker-dealers authorized by the Trust;

(f)
At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(g)
Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(h)
Prepare and transmit payments for dividends and distributions declared by the Trust;

(i)
Issue replacement checks and place stop orders on original checks based on Shareholder’s representation that a check was not received or was lost;

(j)
Maintain records of account for and advise the Trust and its Shareholders as to the foregoing;
(k)
Record the issuance of Shares of the Trust and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1940, as amended, (the “Exchange Act”) a record of the total number of Shares of the Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding. The Transfer Agent shall also provide the Trust on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(l)
Accept any information, records, documents, data, certificates, transaction requests in printed form or by machine readable input, facsimile, data entry and electronic instructions,

including e-mail communications, which have been prepared, maintained or provided by the Fund or any other person or firm who is authorized on behalf of the Fund or from broker-dealers of record or third-party administrators (“TPAs”) on behalf of individual Shareholders. With respect to transaction requests received other than in original form, the Transfer Agent shall not be responsible for determining that the original source documentation is in good order, which includes compliance with Rule 22c-1 under the 1940 Act, and the Trust will require the broker-dealers or TPAs to retain such documentation. E-mail exchanges on routine matters may be made directly with the Trust’s contact at the Transfer Agent. The Transfer Agent will not act on any e-mail communications coming to it directly from Shareholders requesting transactions, including, but not limited to, monetary transactions, change of ownership, or beneficiary changes;

(m)
Maintain and manage, as agent for the Trust, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Share purchases and redemptions and the payment of Fund dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent. In connection with the recordkeeping and other services provided to the Trust hereunder, the Transfer Agent may receive compensation from such banks for the management of such accounts and such compensation may be calculated based upon the average balances of such accounts as further described in Section 15.9;

(n)
Process any request from a Shareholder to change account registration, beneficiary, beneficiary information, transfers and rollovers in accordance with the Procedures; and

(o)
If requested by the Trust (and as mutually agreed upon by the parties as to any reasonable out-of-pocket expenses), provide any additional related services (i.e., pertaining to, garnishment orders, bankruptcy and divorce proceedings, Internal Revenue Service or state tax authority tax levies and summonses, and U.S. Treasury Office of Foreign Assets Control and all matters relating to the foregoing).

1.3
Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraphs, the Transfer Agent shall perform the following services:
(a)
Other Customary Services. The Transfer Agent will perform certain customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, arranging for mailing of Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department 1099 Forms and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and arranging for mailing of confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and arranging for mailing of activity statements for Shareholders, and providing Shareholder account information;

(b)
Control Book (also known as “Super Sheet”). The Transfer Agent will maintain a daily record and produce a daily report for the Trust of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Trust for each business day to the Trust no later than 9:00 AM Eastern Time, or such earlier time as the Trust may reasonably require, on the next business day;

(c)
“Blue Sky” File Transmission. The Transfer Agent will provide the daily transmission of a sales data file in industry standard format to the blue sky vendor identified in writing by the Trust or its administrator. The Transfer Agent will not be responsible for monitoring the daily activity for each state or US territory;

(d)
National Securities Clearing Corporation (the “NSCC”). The Transfer Agent will: (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Trust), in accordance with instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of authorized broker-dealers and bank participants on the Trust dealer file maintained by the Transfer Agent; (ii) issue instructions to the Trust’s banks for the settlement of transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Trust’s records on the TA2000 computer system (“TA2000 System”) of the Transfer Agent’s parent company, DST Systems, Inc. (“DST”) in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

(e)
Anti-Money Laundering (“AML”) Delegation. In order to assist the Trust with the Trust’s AML responsibilities under applicable AML laws, the Transfer Agent offers certain risk-based shareholder activity monitoring tools and procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with the Funds (the “AML Procedures”). The Trust has elected to have the Transfer Agent implement the AML Procedures and has delegated the day-to-day operation of such AML Procedures to the Transfer Agent and they agree to the terms as stated in the attached schedule (“Schedule 1.3(e)” entitled “AML Delegation”) which may be changed from time to time subject to mutual written agreement between the parties.

(f)
Short Term Trader. Upon request of the Trust, the Transfer Agent will provide the Trust periodic reports on trading activity in the Trust based on parameters provided to the Transfer Agent by the Trust, as amended from time to time. The services to be performed by the Transfer Agent for the Trust hereunder will be ministerial only and the Transfer Agent shall have no responsibility for monitoring or reviewing market-timing activities. In consideration of the performance of the duties by the Transfer Agent pursuant to this

Section, the Trust agrees to pay the Transfer Agent the fees and expenses associated with these additional duties;

(g)
Omnibus Transparency Services. The Transfer Agent shall carry out certain information requests, analyses and reporting services in support of the Trust’s obligations under Rule 22c-2(a)(2). The parties agree to the services and terms as stated in the attached schedule (“Schedule 1.3(g)” titled “Omnibus Transparency Services”), which may be changed from time to time subject to mutual written agreement between the parties;

(h)
UPA Services. The Transfer Agent will provide enhanced lost shareholder, escheatment, and shareholder outreach services (the “UPA Services”). The parties agree to the services and terms as stated in the attached schedule (Schedule 1.3(h) titled “UPA Services”), which may be changed from time to time subject to mutual written agreement between the parties;

(i)
Complaint Tracking. The Transfer Agent will use reasonable efforts to provide information to the Fund with respect to all complaints received from Fund Shareholders in order to assist the Fund in tracking such complaints. The Transfer Agent’s associates will use all reasonable efforts to manually add a complaint category to items in the AWD workflow. The Fund will be responsible for creating any internal reporting using such information.

(j)
Performance of Certain Services by the Trust or Affiliates or Agents. New procedures as to who shall provide certain of the transfer agency and record-keeping related services may be established in writing from time to time by agreement between the Trust and the Transfer Agent. The Transfer Agent may at times perform only a portion of the services and the Trust, its affiliates or agents may perform certain services on the Trust's behalf. As of the commencement of this Agreement, the parties agree that the Trust, its affiliates or agents shall be responsible for performing the following services: (i) making certain outbound phone calls to institutional Shareholders, financial advisors and broker-dealers, and (ii).processing applicable transactions and account maintenances related to such calls. With respect to the services to be performed by the Trust or by any other Trust affiliate or agent, the Trust agrees that the Transfer Agent shall be relieved from all responsibility and liability for such services performed or to be performed by the Trust, its affiliates or agents (including any actions or inactions of the Trust, its affiliates or agents that adversely impact or delay a transaction or request prior to it being received by the Transfer Agent) and shall be indemnified and held harmless by the Trust against any liability arising therefrom to the same extent as provided for in Section 7 of this Agreement; and

(k)
Additional Services. Upon request of the Trust and mutual agreement between the parties as to the scope and any applicable fees, the Transfer Agent may provide additional services to the Trust under the terms of this Agreement. Such services and fees shall be set forth in a writing and may be added by an amendment to, or as a statement of work under, this Agreement.

1.4
Service Levels. The parties agree that the Transfer Agent’s performance of the services under this Agreement will be measured against mutually agreed upon service level arrangements, which include those set forth on Exhibit A to Addendum No. 1 to this Agreement, and such other service levels as may be agreed upon by the parties from time to time and added to this Agreement by amendment (the “Service Level Arrangements”). The Trust agrees to cooperate with the Transfer Agent in its effort to resolve any performance issues in the manner to be set forth in the Service Level Arrangements. In order that the Transfer Agent may reasonably estimate the staffing needed to maintain the Service Level Arrangements, the Trust agrees to communicate to the Transfer Agent its sales and volume projections prior to the beginning of each quarter. The Trust shall also provide the Transfer Agent with advance notice of any product development, sales or marketing campaigns that the Trust determines may impact the services. The parties shall review and discuss the Service Level Arrangements annually and shall make such changes therein as to which they mutually agree.

1.5
 Site Visits and Inspections; Regulatory Examinations. During the term of this Agreement, authorized representatives of the Trust may conduct periodic site visits of the Transfer Agent’s facilities and inspect the Transfer Agent’s records and procedures solely as they pertain to the Transfer Agent’s services for the Trust under or pursuant to this Agreement. Such inspections shall occur during the Transfer Agent’s regular business hours. In connection with such site visit and/or inspection, the Trust shall not attempt to access, nor will it review, the records of any other clients of the Transfer Agent and the Trust shall conduct the visit/inspection in a manner that will not interfere with the Transfer Agent’s normal and customary conduct of its business activities, including the provision of services to the Trust and to other clients. Such inspections shall not involve any direct access to the Transfer Agent or its affiliates’ systems nor the performance of any testing thereon. The Transfer Agent shall have the right to immediately require the removal of any Trust representatives from its premises in the event that their actions, in the reasonable opinion of the Transfer Agent, jeopardize the information security of its systems and/or other client data or otherwise are disruptive to the business of the Transfer Agent. The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority. The Transfer Agent may also reasonably require any of the Trust’s representatives to execute a confidentiality agreement before granting such individuals access to its facilities. The Transfer Agent will also provide reasonable access to the Trust’s governmental regulators, at the Trust’s expense (which shall include costs related to providing materials, copying, faxing, retrieving stored materials, and similar expenses) and, solely to (i) the Trust’s records held by the Transfer Agent and (ii) the procedures of the Transfer Agent directly related to its provision of services to the Trust under the Agreement. The Transfer Agent will provide a BITS full SIG assessment and will otherwise be available to the Trust to answer questions and provide information related to the information security requirements.

1.6
Individual Retirement Accounts. The Transfer Agent will provide certain agreed upon services to 403(b), individual retirement accounts (“IRAs”), SIMPLE-IRAs, and SEP- IRAs that are directly investing in the Trust, in accordance with mutually agreed upon procedures.

1.7
Tax-related support. The parties agree that to the extent that the Transfer Agent provides any services under this Agreement that relate to compliance by the Trust with the Internal Revenue Code of 1986, as amended (“Code”) or any other tax law, including without limitation, withholding, as required by federal law, taxes on Shareholder accounts, preparing, filing and mailing information tax reporting on U.S. Treasury Department Forms 1099, 1042, and 1042S, and performing and paying backup withholding as required for shareholders, the Transfer Agent will not make any judgments or exercise any discretion. The Transfer Agent’s responsibilities hereunder shall not extend to or include duties and responsibilities of a “tax return preparer” as defined in the Code. The Trust will provide comprehensive instructions to the Transfer Agent in connection with the services and shall promptly respond to requests for direction from the Transfer Agent regarding IRS notices and other requests.

2.
Third Party Administrators for Defined Contribution Plans

2.1
The Trust may decide to make available to certain employers (“Employers”), a qualified plan program (the “Program”) pursuant to which the Employers may adopt certain plans of deferred compensation (“Plan or Plans”) for the benefit of the individual Plan participant (the “Participant”), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”) and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the “TPA(s)”).

2.2
In accordance with the procedures established in the initial Schedule 2.1 entitled “Third Party Administrator Procedures”, as may be amended by the Transfer Agent and the Trust from time to time (“Schedule 2.1”), the Transfer Agent shall:

(a)
Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs as the case may be as omnibus accounts;

(b)
Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and
(c)
Perform all services under Section 1 as Transfer Agent of the Trust and not as a record- keeper for the Plans.
3.
Fees and Expenses
3.1
Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, other than for those services set forth in the attached Call Center Services Addendum, the Trust agrees to pay the Transfer Agent the fees and charges as set forth in the attached Schedule 3.1 (“Fee Schedule”). Such other fees and charges identified under Section 3.2 below shall apply to the period specified on the Fee Schedule and may be amended from time to time by a later dated Fee Schedule executed by both the Trust and the Transfer Agent. Such fees, charges, expenses and advances may be paid on behalf of the Trust by an administrator or affiliate of the Trust in accordance with Section 3.8. In the event that a fund is to become a party to this Agreement as the result of an acquisition or merger then the parties shall confer diligently and in good faith, and agree upon fees applicable to such fund. The fees for the services set forth in the attached Call Center Services Addendum shall be paid as agreed by the parties to the Call Center Services Addendum.

3.2
Other Fees and Charges. In addition to the fees paid under Section 3.1 above, the Trust agrees to pay the Transfer Agent for certain other fees and charges, including but not limited to AML/CIP annual fee, suspicious activity reporting for networked accounts, audio response, checkwriting, CIP-related database searches, commission fee application, data communications equipment, computer hardware, DST disaster recovery charge, print/mail products and services, escheatment, express mail and delivery services, FDIC deposit insurance account charges, federal wire charges, forms (including preparation of federal and state tax forms) and production, freight charges, household tape processing, lost shareholder searches, lost shareholder tracking, manual check pulls, microfiche, network products, new fund implementation, NSCC processing and communications, postage (to be paid in advance if so requested), offsite records storage, P.O. box rental, print/mail services, programming hours, regulatory compliance fee per CUSIP, reporting (on request and scheduled), returned checks, Short Term Trader, Shareholder mailings, special mailing, confirmation statements, supplies, tax reporting (federal), telecommunications equipment, telephone (telephone and fax lines), training, transcripts, travel, TIN certification (W-8 & W-9), year-end processing, technology support, administrative product support, commission distribution, on-request reports or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Trust, will be reimbursed by the Trust.

3.3
Increases. The fees and charges set forth on Schedule 3.1 shall increase or may be increased (i) in accordance with Section 3.6 below; or (ii) upon at least one hundred and eighty (180) days prior written notice, if changes in laws applicable to its transfer agency business or laws applicable to the Trust, which the Transfer Agent has agreed to abide by and implement increases the Transfer Agent’s ongoing costs to provide the affected service or function by five percent (5%) or more; or (iii) in connection with new or additional services, or new or additional functions, features or modes of operation of the TA2000 system. If the Transfer Agent notifies the Trust of an increase in fees or charges pursuant to subparagraph (ii) of this Section 3.3, the parties shall confer, diligently and in good faith and agree upon a new fee or charges to cover the amount necessary, but not more than such amount, to reimburse the Transfer Agent for the increased costs of operation or new fund features. If the Transfer Agent notifies the Trust of an increase in fees under subparagraph
(iii) of this Section 3.3, the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

3.4
Postage. Postage for mailings by the Transfer Agent to all shareholder accounts shall be paid to the Transfer Agent by or on behalf of the Trust.

3.5
Invoices. The Trust agrees to pay to the Transfer Agent all fees, charges and expenses within thirty (30) days following the receipt of the invoice, except for any fees, charges or expenses that it has notified the Transfer Agent are subject to good faith dispute. In the event of such a dispute, the Trust may only withhold that portion of the fee or expense subject to the good faith dispute. The Trust shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each invoice if the Trust is disputing any amounts in good faith. If the Trust does not provide such notice of dispute within the required time, the invoice will be deemed accepted by the Trust.

3.6
Cost of Living Adjustment. After the first year of the Initial Term, except for the IRA Fees and the AWD Fees set forth on Schedule 3.1, the fees for the services for each succeeding year shall equal the fees that would be charged for the same services based on the then current fee increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below) (not to exceed 5% in any year), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. As used herein, “CPI-W” shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston- Brockton-Nashua, MA-NH-ME-CT, (Base Period: 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics.

3.7
Late Payments. The Trust shall pay undisputed amounts on the Transfer Agent’s invoices (for fees, charges or expenses) within thirty (30) days of the date such invoice was received by the Trust. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Trust shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

3.8
Payments by Administrator or Affiliate. Any fees, expenses and advances due to the Transfer Agent under this Agreement may be paid to the Transfer Agent by the Trust or by the administrator for the Funds of the Trust (the “Administrator”) or an affiliate of the Trust; provided, however, that payments made by the Administrator or affiliate on behalf of the Trust shall be made in accordance with the terms of this Section 3 and the Trust shall remain liable for all such fees, expenses and advances until they are actually and fully paid.

4.
Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Trust that:

4.1
It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2
It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

4.3
It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.4
It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform the services contemplated in this Agreement.

4.5
All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.6
It has and will continue to have access to the necessary facilities, equipment, personnel, policies and procedures to effectively perform its duties and obligations under this Agreement and under the laws applicable to its business and services.

4.7
The execution, delivery and performance of this Agreement by the Transfer Agent (1) has been duly authorized by the Transfer Agent and (2) will not conflict with, result in a breach of or constitute a default under any other agreement to which the Transfer Agent is a party or by which the Transfer Agent is bound.

4.8
It will perform its obligations in compliance with the federal and state laws, rules and regulations applicable to its business and services and with such other rules or standards that may be requested by the Trust from time to time and agreed upon by the Transfer Agent.

4.9
It has appointed and will continue to appoint employees with suitable training and skills to perform the services in a diligent and professional manner. All such employees will have been subjected to third party background checks by the Transfer Agent as required by applicable federal law with respect to SEC registered transfer agent. It will not knowingly employ any person to participate directly or indirectly in the provision of any aspect of the services described in this Agreement who it is prohibited from hiring under applicable law.
. The Trust, may from time to time, but no more frequently than once a year, request a certification from the Transfer Agent that the foregoing background checks are being conducted. Each employee shall be subject to, and shall have acknowledged in writing, his or her understanding and willingness to abide by (A) all of the Transfer Agent’s employee policies and procedures with respect to his or her required conduct while in the employ of the Transfer Agent, and (B) the Transfer Agent’s confidentiality policies and procedures.

5.
Representations and Warranties of the Trust

The Trust represents and warrants to the Transfer Agent that:

5.1
The Trust and each of the Funds is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware.

5.2
The Trust is empowered under applicable laws and by its Trust Instrument to enter into and perform this Agreement.

5.3
All corporate proceedings required by said Trust Instrument have been taken to authorize the Trust to enter into and perform this Agreement.

5.4
The execution, delivery and performance of this Agreement by the Trust (1) has been duly authorized by the Trust and (2) will not conflict with, result in a breach of or constitute a default under any other agreement to which the Trust is a party or by which the Trust is bound.

5.5
The Trust and each of the Funds is an open-end investment company registered under the 1940 Act.

5.6
A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

6.
Data Access and Proprietary Information

6.1
The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Fund -related data maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Transfer Agent Proprietary Information”) of substantial value to the Transfer Agent or other third party. In no event shall Transfer Agent Proprietary Information be deemed Customer Information (as defined in Section 9.4 below) or the confidential information of the Trust. The Trust agrees to treat all Transfer Agent Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Transfer Agent Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and the Funds and their respective employees and agents to:

(a)
Use such programs and databases (i) solely on the Trust’s computers, or (ii) solely from equipment at the location agreed to between the Trust and the Transfer Agent and (iii) solely in accordance with the Transfer Agent’s applicable user documentation;

(b)
Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Trust’s computer(s)), the Transfer Agent Proprietary Information;

(c)
Refrain from obtaining unauthorized access to any portion of the Transfer Agent Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

(d)
Refrain from causing or allowing the Transfer Agent Proprietary information transmitted from the Transfer Agent’s computer to the Trust’s computer to be retransmitted to any other computer or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e)
Allow the Trust’s employees or agents to have access only to those authorized transactions as agreed to between the Trust and the Transfer Agent from time to time; and

(f)
Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in the Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

6.2
The Transfer Agent Proprietary Information shall not include all or any portion of any of the foregoing items that are: (1) already known by the Trust without an obligation of confidentiality other than under this Agreement; (2) publicly known or becomes publicly known through no unauthorized act of the Trust; (3) independently developed by The Fund without use of the Transfer Agent’s confidential information; (4) disclosed without similar restrictions to an unaffiliated third party by the Transfer Agent; or (5) approved by the Transfer Agent for disclosure. In any dispute with respect to these exclusions, the burden of proof will be on the Trust to show that the exclusion applies.

6.3
The Trust acknowledges that its obligation to protect the Transfer Agent Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Transfer Agent Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Transfer Agent Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

6.4
If the Trust notifies the Transfer Agent that any of the Data Access Services (defined in Section 6.1) do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use its best efforts to correct such failure as promptly as possible and in accordance with any applicable service level requirements set forth in Schedule 1.2(d). Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED  HEREIN  INCLUDING,  BUT  NOT  LIMITED  TO,  THE  IMPLIED

WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.5
If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

6.6
Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

7.
Indemnification

7.1
The Transfer Agent shall not be responsible for, and the Trust shall defend, indemnify and hold harmless the Transfer Agent and its affiliates and the employees, officers, and directors of the Transfer Agent and its affiliates (each a “Transfer Agent Indemnified Party”) from and against, any and all costs and expenses of the Transfer Agent Indemnified Party (including without limitation reasonable attorneys’ fees) and all losses, damages, and liability arising out of or attributable to:

(a)
All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement as agent for the Trust, provided that such actions are taken by the Transfer Agent in good faith and without negligence or willful misconduct;

(b)
The lack of good faith, negligent act, omission, or willful misconduct of the Trust, its affiliates, employees, officers, trustees or agents in connection with this Agreement; the breach by the Trust of any Trust obligations or Trust warranties under this Agreement; or the violation of any applicable law, statute or regulation by the Trust that affects this Agreement;

(c)
The reasonable reliance upon, and any subsequent use of, or action taken or omitted in connection with this Agreement by the Transfer Agent, or its agents or subcontractors: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by hard copy, machine readable input, facsimile, data entry, electronic instructions, including email, or other similar means authorized by the Trust, and which have been prepared, maintained or provided by the Trust or any other person or firm on behalf of the Trust, including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of the Trust’s legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by the Trust after consultation with such legal counsel and which expressly provide that the Transfer Agent may rely on such instruction or opinion; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons in accordance with the Procedures;

(d)
The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(e)
The acceptance of facsimile or email transaction requests on behalf of individual Shareholders received from broker-dealers, TPAs or the Trust, and the reasonable reliance by the Transfer Agent on the broker-dealer, TPA or the Trust ensuring that the original source documentation is in good order and properly retained;

(f)
The negotiation and processing of any checks, wires or ACH transmissions, with respect to the Trust, including without limitation for deposit into, or credit to, the Trust’s demand deposit account maintained by the Transfer Agent; or

(g)
Upon the Trust’s request, entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

7.2
The Transfer Agent shall defend, indemnify and hold harmless the Trust and its affiliates and the employees, officers, and directors of the Trust and its affiliates (each a “Wells Fargo Indemnified Party”) from and against, any and all costs and expenses of the Wells Fargo Indemnified Party (including without limitation reasonable attorneys’ fees) and all losses, damages, and liability arising out of or attributable to (a) any actions or failure of the Transfer Agent to act as a result of the Transfer Agent’s lack of good faith, negligence or willful misconduct in the performance of its services hereunder; or (b) a breach of the Transfer Agent’s representations or warranties under this Agreement.

7.3
In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent.

7.4
As-Of Transactions. (a) The Transfer Agent shall monitor and provide a report on a daily and quarterly basis of the impact of as-of transactions on each of the Funds. Such reports shall reflect the responsible party (i.e. Fund, Transfer Agent, responsible intermediary or processing third party) for each as-of transaction and the accumulated impact of each party’s errors against the Materiality Threshold (defined below) independent of the other parties.  For purposes of these calculations, the Transfer Agent shall not be deemed responsible for as-of losses arising from an incorrect instruction from the Fund or processing third party or other third party not within the Transfer Agent’s reasonable control. For purposes of this Section, the “Materiality Threshold” shall mean (i) one half cent ($.005) per share before rounding (determined by dividing the amount of the gain or loss created by the adjustment by the number of shares currently outstanding for the Fund), or (ii) the product of one-half of one percent (1/2%) times the Fund's Net Asset Value (NAV) per share, times the number of shares outstanding.

(b)
With respect to any single day, if the net effect of as-of transactions that were not timely estimated or were not properly estimated is determined to impact the Fund’s NAV per share, the Fund will determine if such transactions, in its reasonable judgment after consultation with the Transfer Agent, are capable of being repriced and reprocessed as a means of resolving the NAV impact.

(c)
With respect to any single day, if the cumulative net effect of as-of transactions for which the Transfer Agent is deemed to be the sole responsible party (i) is negative, (ii) is greater than a Materiality Threshold, (iii) was not timely estimated or was not properly estimated, and (iv) such transactions are not capable of being repriced and reprocessed, then the Transfer Agent shall contribute to the settlement of that loss. Subject to Subsection
(f) below, the Transfer Agent shall promptly make a payment of that portion of the loss over the Materiality Threshold (calculated on the basis of the total value of all shares of the affected Fund). Any remaining unreimbursed as-of loss caused by the Transfer Agent shall be carried forward and netted against as of gains in the affected Fund until the end of the Quarter. Any amount paid by the Transfer Agent to settle a loss under this Section will be deducted from the amount of any cumulative losses calculated as described below.
(d)
Each Quarter, the parties shall review the cumulative effect of unreimbursed net as-of losses. The parties shall review whether the unreimbursed as-of losses in a Fund by all responsible parties when netted against as-of gains in the affected Fund are greater than a Materiality Threshold. For purposes of this review, the as-of losses shall include those (i) solely caused by the Transfer Agent’s errors that have not been reimbursed under Subsection (c) above and (ii) all un-reimbursed as-of losses caused by responsible intermediaries or processing third parties, which are not subject to dispute or refusal to pay by such responsible intermediaries, processing third parties or the Transfer Agent. In the event that the cumulative net effect of such losses exceeds the Materiality Threshold, then the Transfer Agent shall, subject to Subsection (f) below, pay its portion of that loss. The responsible intermediaries and the processing third parties shall pay their respective portions of the loss.

(e)
At the end of each quarter, the balance of gains and losses from as-of transactions shall be re-set to zero by the Fund.

(f)
In no event, shall the Transfer Agent’s aggregate liability for as-of losses under all of the foregoing provisions, during any term of the Transfer Agency agreement, exceed the amount of twelve months of account service fees (less out of pocket expenses) actually received by the Transfer Agent under this Agreement; except where such as-of losses were directly the result of the gross negligence or willful misconduct of the Transfer Agent.

8.
Standard of Care; Limitation of Liability

The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of the Transfer Agent’s employees or agents. Notwithstanding the foregoing, the Transfer Agent’s aggregate liability during the Term of this Agreement with respect to, arising from or arising in connection with all claims under this Agreement for the Services provided by the Transfer Agent under this Agreement for all of the Trusts subject to this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the aggregate of the amounts actually received hereunder by the Transfer Agent as fees and charges, but not including reimbursable expenses, for all of the Trusts covered by this Agreement during the twenty-four (24) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought. The foregoing limitation on liability shall not apply to any loss or damage resulting from any intentional malicious acts or intentional malicious omissions by the Transfer Agent’s employees. For purposes of this Section 8, “intentional malicious acts or intentional malicious omissions” shall mean those acts undertaken or omitted purposefully under the circumstances in which the person knows that such acts or omissions violate this Agreement and are likely to cause damage or harm to the Trust.

9.
Confidentiality

9.1
The Transfer Agent and the Trust agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any Confidential Information (as defined below) of the other party used or gained by the Transfer Agent or the Trust during performance under this Agreement. The Trust and the Transfer Agent further covenant and agree to retain all such Confidential Information in trust for the sole benefit of the Transfer Agent or the Trust and their successors and assigns. In the event of breach of the foregoing by either party, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure of the Confidential Information in breach of this Agreement, the party whose Confidential Information is disclosed shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such Confidential Information to its sub-contractor or Trust agent for purposes of providing services under this Agreement.

9.2
For purposes of this Agreement, Confidential Information shall mean: (a) with respect to Confidential Information of the Trust: (i) shareholder lists, cost figures and projections, profit figures and projections, all non-public information, including but not limited to trade secrets, proprietary information, and information about products, business methods and business plans) relating to the business of the Trust, or any other secret or confidential information whatsoever of the Trust; and (ii) all information that the Trust is obligated by law to treat as confidential for the benefit of third parties, including but not limited to Customer Information (defined below); and (b) with respect to the Transfer Agent’s Confidential Information: all non-public information, including but not limited to trade secrets, proprietary information, and information about products, business methods and business plans, customer names and other information related to customers, fee schedules, price lists, pricing policies, financial information, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how,” organizational structure, user guides, marketing techniques and materials, marketing and development plans, and data processing software and systems relating to the Transfer Agent’s business, operations or systems (or to the business, systems or operations of the Transfer Agent’s affiliates or third parties).

9.3
The obligations of confidentiality and nondisclosure of each of the Transfer Agent and the Trust set forth in this Section 9 shall not apply to information which (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its employees, representatives or agents; or (ii) becomes available to the receiving party on a non-confidential basis from a third party which is entitled to disclose it; or (iii) was known to the receiving party on a non-confidential basis prior to its disclosure to the receiving party by the other party; or (iv) was independently developed by the receiving party. For avoidance of doubt, the obligations of confidentiality and nondisclosure of the Transfer Agent set forth in this Section 9 shall also not apply with respect to statistical, analytical or similar data obtained or developed by the Transfer Agent in the course of providing the services hereunder and the Transfer Agent may aggregate or consolidate such data, on a non-attributable and non-identifiable basis, with similar information gathered by the Transfer Agent in providing services to other parties.

9.4
For purposes of this Agreement, “Customer Confidential Information” means all the customer identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to a Fund’s Shareholders, prospective shareholders and plan administrators (collectively, “Fund Customers”), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a Fund service, including the Trust’s web site; or (iii) any data otherwise submitted in the process of registering for a Fund service. For the avoidance of doubt, Customer Confidential Information shall include all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) (“GLB Act”) and all “personal information” as defined in the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq., (“Mass Privacy Act”). This Agreement shall not be construed as granting the Transfer Agent any ownership rights in the Customer Information.

9.5
The Transfer Agent will use the Confidential Information, including Customer Confidential Information, only in compliance with (i) the provisions of this Agreement, (ii) its own Privacy and Information Sharing Policy, as amended and updated from time to time and (iii) federal and state privacy laws, including the GLB Act and the Mass Privacy Act, as such is applicable to its transfer agency business.

9.6
In the event that the Transfer Agent is required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce records of the Trust, the Transfer Agent will use reasonable efforts to provide the Trust with a reasonable amount of notice (except where prohibited by law) and will use reasonable efforts to secure instructions from an authorized officer of the Trust as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Trust’s records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the records to such person. In the foregoing circumstances, the Transfer Agent will provide, whenever reasonably possible, the reasonable notice called for in this Section.

9.7
The Trust acknowledges that the Transfer Agent or DST intends to develop and offer analytics-based products and services for its clients. In providing such products and services, the Transfer Agent or DST will be using consolidated data across all clients, including data of the Trust, and make such consolidated data available to clients of the analytics products and services. The Trust hereby consents to the use by DST or the Transfer Agent of Confidential Information (including shareholder information that is not Customer Information) in the offering of such products and services, and to disclose the results of such analytics services to its clients and other third parties, provided the Trust information will be aggregated, anonymized and sometimes enriched with external data sources. The Transfer Agent and DST will not disclose Customer Information, or information specific to or identifying the Trust.

10.
Covenants of the Trust and the Transfer Agent
10.1
Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form, manner and for such periods, as it may deem advisable and as may be required by (i) the laws and regulations applicable to its business as a Transfer Agent, including, but not limited to, those set forth in 17 CFR 240.17Ad-6 and 17 CFR 240.17Ad- 7, and those set forth in IRS regulations with respect to any services as information reporting and withholding agent for the Trusts, in each case as such regulations may be amended from time to time; and (ii) its record retention policies. The Transfer Agent shall also maintain customary records in connection with its agency for the Trust; particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940. Records maintained by the Transfer Agent on behalf of the Trusts shall be made available for reasonable examinations by the SEC upon reasonable request and shall be maintained by the Transfer Agent for such period as required by applicable law or until such earlier time as the Transfer Agent has delivered such records into the Trust’s possession or destroyed them at the Trust’s request.

10.2
Compliance Program. The Transfer Agent maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act. Pursuant to its compliance program, the Transfer Agent will provide periodic measurement reports to the Trust. Upon request of the Trust, the Transfer Agent will provide to the Trust in connection with any periodic annual or semi-annual shareholder report filed by the Trust or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to the Transfer Agent’s performance of the services set forth in this Agreement and its internal controls related thereto. In addition, on a quarterly basis, the Transfer Agent will provide to the Trust a certification in connection with Rule 38a-1 under the 1940 Act. The Transfer Agent reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

10.3
SOC 1 Reports. The Transfer Agent will furnish to the Trust, on a semi-annual basis, a SOC 1 (Type 2) Report in accordance with the Auditing Standard Board, Attestation Standards -AT Section 801, as well as such other reports and information relating to the Transfer Agent’s policies and procedures, as the parties may mutually agree upon.

10.4
Information Security. The Transfer Agent has implemented and maintains at each service location physical and information security and data protection safeguards against the destruction, loss, theft, unauthorized access, unauthorized use, or alteration of the Trust’s Confidential Information, including Customer Information, in the possession of the Transfer Agent that will be no less rigorous than those in place at the effective date of this Agreement as described in Schedule 10.4, and from time to time enhanced in accordance with changes in regulatory requirements. The Transfer Agent will, at a minimum, update its policies to remain compliant with applicable regulatory requirements, including those under the GLB Act and the Mass Privacy Act. The Transfer Agent will meet with the Trust, at its request, on an annual basis to discuss information security safeguards. Such meetings shall be in addition to those set forth in Section 1.5. If the Transfer Agent or its agents discover or are notified that someone has violated security relating to the Trust’s Confidential Information, including Customer Information, the Transfer Agent will promptly (a) notify the Trust of such incident, (b) if applicable and reasonably possible, take prompt action to stop the violation from continuing, and (c) if the applicable Confidential Information was in the possession or under the control of the Transfer Agent or its agents at the time of such incident, the Transfer Agent will promptly investigate and advise the Trust as to the steps being taken to address the incident.

10.5
Business Continuity. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Trust. The Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Trust may participate in such test. Upon request by the Trust, the Transfer Agent will provide the Trust with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Transfer Agent’s provision of services under this Agreement, the Transfer Agent will promptly notify the Trust of the disruption and the steps being implemented under the business continuity plan.

11.
Termination of Agreement

11.1
Term. The initial term of this Agreement (the “Initial Term”) shall be four (4) years from the date first stated above (the “Initial Term”). This Agreement shall automatically extend for additional, successive one (1) year terms (each a “Renewal Term”) unless terminated as of the end of the Initial Term or a Renewal Term by the Trust on not less than six (6) months written notice to the Transfer Agent. In the event a Trust wishes to terminate this Agreement as to the Trust prior to the expiration of the Initial Term or a Renewal Term, the Trust shall give the Transfer Agent at least six (6) months prior written notice and shall be subject to the terms of this Section, including the payments applicable under Section 11.3. One hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term, the Transfer Agent and the Trust will agree upon a Fee Schedule for such Renewal Term. In the event the parties fail to agree upon a new Fee Schedule as of such date, the Fee Schedule set forth as Schedule 3.1 hereto shall remain in effect subject to increase under Section 3.6. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below). Moreover, the termination of this Agreement will not discharge or excuse completion or performance of any liability or services obligation herein undertaken or occurring prior to the effective date of the termination and shall not act to limit any right or remedies that may be available to the parties hereunder.

11.2
Deconversion. In the event that this Agreement is terminated or not renewed for any reason by the Trust, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Trust, the Transfer Agent, at the Trust’s request, shall offer reasonable assistance to the Trust in converting the Trust’s records from the Transfer Agent’s systems to whatever services or systems are designated by the Trust (the “Deconversion”). Such Deconversion is subject to the recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time and to a reasonable time frame for performance as agreed to by the parties. As used herein “reasonable assistance” shall not include requiring the Transfer Agent
(i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider’s system, or to provide any new functionality to such provider’s system, (ii) to disclose any protected information of the Transfer Agent, including the Transfer Agent Proprietary Information as defined in Section 6.1, or (iii) to develop Deconversion software, to modify any of the Transfer Agent’s software, or to otherwise alter the format of the data as maintained on any provider’s systems.

11.3
Termination or Non-Renewal.

(a)
Outstanding Fees and Charges. In the event of termination or non-renewal of this Agreement, the Trust will promptly pay the Transfer Agent all fees and charges for the services provided under this Agreement (i) which have been accrued and remain unpaid as of the date of such notice of termination or non-renewal and (ii) which thereafter accrue for the period through and including the date of the Trust’s Deconversion.

(b)
Deconversion Costs. In the event of termination or non-renewal of this Agreement, the Trust shall pay the Transfer Agent for the Deconversion costs as noted in Section 11.2.

(c)
Early Termination for Convenience. In addition to the foregoing, in the event that the Trust terminates this Agreement prior to the end of the Initial Term or the Renewal Term other than due to the Transfer Agent’s bankruptcy under Section 11.6 or for cause under Section 11.7 or pursuant to Section 15.3, the Trust shall pay the Transfer Agent an amount equal to the average monthly fee paid by the Trust to the Transfer Agent under the Agreement multiplied by the lesser of (x) twelve (12) months, or (y) the number of months remaining in the Initial or Renewal Term and calculated as set forth on the then current Fee Schedule, on the date notice of termination was given to the Transfer Agent.

(d)
Post-Deconversion Support Fees. In the event of termination or non-renewal of this Agreement, the Trust shall pay the Transfer Agent all reasonable fees and expenses for providing any support services that the Trust requests the Transfer Agent to provide post Deconversion, including but not limited to tax reporting and open issue resolution.

The amounts set forth in paragraphs (a), (b) and (c) above, shall become due and payable and shall be paid by the Trust on the business day immediately prior to the Deconversion. The amounts set forth in (d) shall be invoiced as incurred and paid promptly by the Trust upon receipt of such invoices.

11.4
Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.
11.5
Unpaid Invoices. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by the Trust to the Transfer Agent being outstanding for more than ninety (90) days after receipt by the Trust, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.5 of this Agreement; provided, however, the Transfer Agent shall provide thirty (30) days written notice hereunder before termination under this Section 11.5.

11.6
Bankruptcy. Either party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty
(30) days.

11.7
Cause. If one of the parties hereto shall be materially in default in the performance of any of its duties and obligations under this Agreement (the “Defaulting Party”), the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party in sufficient detail to permit the Defaulting Party to identify and cure such default. and if such default or breach shall not have been remedied within sixty (60) days after such written notice is given, or, if not capable of remedy within sixty (60) days, a good faith effort is not promptly commenced and thereafter diligently pursued in an appropriate manner, then the Non-Defaulting Party may terminate the Agreement by giving, within ninety (90) days of the date on which such right of termination first commenced, five (5) days written notice of such termination to the Defaulting Party.

11.8
In the event that the Trust terminates this Agreement prior to the end of the Initial Term or the Renewal Term, other than by reason of the Transfer Agent’s bankruptcy under Section
11.6 or for cause under Section 11.7, then effective as of the first day of any month in which the Transfer Agent receives notice of such termination, all discounts of fees and charges or fee concessions provided under this Agreement and any related agreements shall cease and shall be recoverable retroactively to the date such discount or fee concession was first granted and the Trust shall return the amount of any such discounts and fee concessions and thereafter pay full, undiscounted fees and charges for the services. The foregoing shall only apply to discounts of fees and charges or fee concessions that have been set forth in a writing signed by the parties.

11.9
The parties agree that the effective date of any Deconversion as a result of termination shall not occur during the period from December 15th through March 1st of any year to avoid adversely impacting a year-end. The foregoing shall not apply to a termination of this Agreement by the Trust due to the Transfer Agent’s bankruptcy under Section 11.6 or for cause under Section 11.7.

11.10
Within thirty (30) days after completion of a Deconversion, the Trusts will give notice to the Transfer Agent containing reasonable instructions regarding the disposition of tapes, data files, records, original source documentation or other property belonging to the Trust and then in the Transfer Agent’s possession and shall make payment for the Transfer Agent’s reasonable costs to comply with such notice. If the Trust fails to give that notice within thirty (30) days after termination of this Agreement, then the Transfer Agent may dispose of such property as it sees fit. The reasonable costs of any such disposition or of the continued storage of such tapes, data files, records, original source documentation or other properties shall be billed to, and within thirty (30) days of receipt of such invoice paid by, the Trust. Failure to pay such sums when due shall incur a late charge in accordance with Section 3.7 of this Agreement. The Transfer Agent may keep one copy of certain Trust related records to the extent, and for such period, as may be legally required in order to comply with regulatory requirements applicable to the Transfer Agent, as discussed under Section 11.10.

12.
Assignment and Third Party Beneficiaries

12.1
Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. Any attempt to do so in violation of this Section shall be void. .

12.2
Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Trust and the Transfer Agent, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Trust and the Transfer Agent.

12.3
This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

13.
Subcontractors

13.1
(a) Except as otherwise provided herein, the Transfer Agent may, without further consent on the part of the Trusts, subcontract for the performance hereof with (i) any wholly owned subsidiary that is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act, or (ii) a Transfer Agent affiliate duly registered as a transfer agent; provided, however, that the Transfer Agent shall be fully responsible to the Trust for the acts and omissions of its subsidiary or affiliate as it is for its own acts and omissions.

(b) Except as otherwise provided herein, the Transfer Agent may provide the services hereunder from within or outside of United States. The parties agree that if the Transfer Agent wishes to provide any telephone or transaction processing services from outside of the United States, the Transfer Agent shall notify the Fund and obtain the Fund’s prior written consent. The parties further agree that the prior consent of the Fund shall not be required for the Transfer Agent to use offshore resources in connection with development, programming, and technical support for the provision of the services under this Agreement.

(c). Except as provided in paragraph (d) below, if the Transfer Agent engages a third party to provide services under this Agreement which requires such third party to have only encrypted access to the Funds’ Confidential Information, the Transfer Agent shall provide, (i) notice (but does not need to be prior notice and does not require the Funds’ consent) of such engagement, provided, however, such notice may be accomplished if, as part of a regularly scheduled management meeting with the Transfer Agent and the Funds, the Transfer Agent provides to the Funds a list summarizing such third parties that may be used by the Transfer Agent and the services that may be provided, and (ii) provide the Funds an opportunity to review the Transfer Agent’s policies and procedures which govern the Transfer Agent’s management of its relationship with those parties including, if applicable, reasonable documents showing the Transfer Agent’s diligence of such third parties.

(d)
If the Transfer Agent engages a third party to provide services under the Agreement which requires such third party to have unencrypted access to Customer Information, the Transfer Agent shall provide, (i) prior notice and receive the Funds’ prior consent of such engagement, provided, however, such notice and consent may be accomplished if, as part of a regularly scheduled management meeting with the Transfer Agent and the Funds, the Transfer Agent provides to the Funds a list summarizing such third parties used by the Transfer Agent, specifically noting that such third parties are permitted to have unencrypted access to Customer Information, and the Funds provide prior written consent to such use, and (ii) provide the Funds an opportunity to review the environment of such third party and the Transfer Agent’s policies and procedures which govern the Transfer Agent’s management of its relationship with those parties including, if applicable, reasonable documents showing the Transfer Agent’s diligence of such third parties.

(e)
The above requirements do not apply to the Transfer Agent’s use of third parties (including third party software as a service platforms or tools that may be hosted outside of the Transfer Agent, and cloud services or email services such as Microsoft 360 or similar tools) who will not have unencrypted access to Customer Confidential Information.

13.2
Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided that, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

14.
Changes and Modifications

14.1
During the term of this Agreement the Transfer Agent will use on behalf of the Trust, without additional cost, all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Trust, unless substantially all clients of the Transfer Agent are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. In such instance, the Trust agrees to pay the Transfer Agent promptly for modifications and improvements which are charged for separately at a reasonable rate provided for in the Transfer Agent’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

14.2
The Transfer Agent shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Trust will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Trust in using or employing the TA2000 System or the Transfer Agent’s facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Trust is given thirty (30) days prior notice to allow the Trust to change its procedures and unless the Transfer Agent provides the Trust with revised operating procedures and controls.

14.3
All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

15.
Miscellaneous

15.1
Amendment. Except as otherwise herein provided, this Agreement, including the Schedules, may be amended or modified only by a written agreement executed by both parties.

15.2
Massachusetts Law to Apply. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts (without regard to any principles of conflicts of law thereof) shall govern all matters arising out of or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts located in Boston, Massachusetts in connection with any matters arising out of this Agreement and to waive any objection to the propriety or convenience of venue in such courts.

15.3
Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Notwithstanding the foregoing, in the event such force majeure continues for more than a ninety (90) day period, either party shall have the right to terminate this Agreement upon written notice to the other party.

15.4
Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

15.5
Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

15.6
Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.7
Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

15.8
Waiver. The terms and conditions hereof may be waived only by a written instrument signed by the party waiving compliance. The failure of the Transfer Agent or the Trust to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall neither constitute a waiver of any rights provided under this Agreement, estop either of them from thereafter demanding full and complete compliance nor prevent either of them from exercising such a right or remedy in the future.

15.9
DDAs. Unless otherwise amended by mutual agreement of the parties in writing subsequent to the date hereof, the parties shall continue in effect their agreement that any balance earnings on the demand deposit accounts (“DDAs”) maintained by the Transfer Agent for the Trust in connection with the services shall be divided equally between the parties after certain processing fees and compensation claims have been deducted and the portion of the earnings owed to the Trust shall be credited against out of pocket expenses under this Agreement.

15.10
Entire Agreement. This Agreement, including the attached Schedules, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and incorporates, merges and supersedes any and all prior understandings and communications, whether written or oral, with respect to such subject matter.

15.11
Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, including facsimile copies thereof, or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement will become effective when each party has received a counterpart hereof signed by the other party.

15.12. Reproduction of Documents. This Agreement and any and all schedules, addenda, annexes, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

15.13
Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)
If to the Transfer Agent, to:
DST Asset Manager Solutions, Inc. 2000 Crown Colony Drive
Quincy, Massachusetts 02169-0953 Attention: Legal Department Facsimile: 617-483-7091

(b)
If to the Trust, to
525 Market Street – 12th Floor San Francisco, California 94105 Attention: Greg DePaola
Fax Number: (855) 884-8940

15.14
Remedies Upon Default. In the event of breach of this Agreement by either party, the non- breaching party will be entitled to exercise any and all rights and remedies as will be available to it at law or in equity. The non-breaching party may exercise remedies concurrently or separately, and the exercise of one remedy will not be deemed either an election of such remedy or a preclusion of the right to exercise any other remedy.

15.15
Headings. Headings and subheadings of provisions of this Agreement and the table of contents are solely for the convenience of reference and are not a part of this Agreement and shall not affect the meaning, construction, operation or effect hereof.

15.16
No Partnership; Independent Contractor. Nothing contained in this Agreement shall be deemed or construed to create the relationship of a joint venture or partnership between the Trust and the Transfer Agent. Neither party shall have the authority to bind the other party without the other party’s written consent. The Transfer Agent is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of its business.

16.
Additional Funds
16.1
In the event that the Trust establishes a new Fund, in addition to those listed on the attached Schedule A, with respect to which it is desired to have the Transfer Agent render services as transfer agent under the terms hereof, the Trust shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such Fund shall become a Fund hereunder.

16.2
Conditions re: Additional Funds/Portfolios. In the event that the Transfer Agent is to become the transfer agent for new funds or portfolios, the Transfer Agent shall add them to the TA2000 System upon at least sixty (60) days’ prior written notice to the Transfer Agent provided that the requirements of such funds or portfolios are generally consistent with services then being provided by the Transfer Agent under this Agreement, in which case the fees and expenses for such additional funds or portfolios shall be determined in accordance with Section 3.1.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

Each of the Trusts on Schedule A

By:
A duly authorized officer of each such Entity

DST ASSET MANAGER SOLUTIONS, INC.

By:

Name:

Title:

SCHEDULE A
Dated: August 19, 2024

Fund	Type of Entity	Jurisdiction
Allspring Funds Trust	Trust	Delaware
100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Common Stock Fund
Conservative Income Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery Small Cap Growth Fund
Diversified Capital Builder Fund
Diversified Income Builder Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund
Global Investment Grade Credit Fund Global Long/Short Equity Fund
Government Money Market Fund
Government Securities Fund
Growth Fund
High Yield Bond Fund
High Yield Municipal Bond Fund
Income Plus Fund
Index Asset Allocation Fund
Index Fund
Innovation Fund
Intermediate Tax/AMT-Free Fund
International Equity Fund
Large Cap Core Fund
Large Cap Growth Fund Large Cap Value Fund
Large Company Value Fund
Managed Account CoreBuilder Shares - Series CP
Managed Account CoreBuilder Shares - Series EM
Managed Account CoreBuilder Shares – Series EPI
Managed Account CoreBuilder Shares - Series M

Fund
Allspring Funds Trust (continued)

Type of Entity

Jurisdiction
Mid Cap Growth Fund
Minnesota Tax-Free Fund
Money Market Fund Municipal Bond Fund
Municipal Sustainability Fund
National Tax-Free Money Market Fund
Opportunity Fund Pennsylvania Tax-Free Fund Precious Metals Fund
Premier Large Company Growth Fund Real Return Fund
Short Duration Government Bond Fund Short-Term Bond Plus Fund
Short-Term High Income Fund Short-Term Municipal Bond Fund
Small Company Growth Fund Small Company Value Fund
SMID Cap Growth Fund
Special Global Small Cap Fund
Special International Small Cap Fund
Special Large Cap Value Fund
Special Mid Cap Value Fund
Special Small Cap Value Fund
Spectrum Aggressive Growth Fund Spectrum Conservative Growth Fund Spectrum Growth Fund
Spectrum Income Allocation Fund Spectrum Moderate Growth Fund Treasury Plus Money Market Fund Ultra Short-Term Income Fund
Ultra Short-Term Municipal Income Fund Utility and Telecommunications Fund Wisconsin Tax-Free Fund
Strategic Municipal Bond Fund

Allspring Variable Trust
Trust
Delaware VT Discovery All Cap Growth Fund
VT Discovery SMID Cap Growth Fund
VT Index Asset Allocation Fund
VT Opportunity Fund
VT Small Cap Growth Fund

AML Delegation

1.
Delegation. In connection with the Bank Secrecy Act (“BSA”), the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the laws, rules, regulations and government guidance promulgated thereunder, including the customer identification program (“CIP”), reporting, recordkeeping and other requirements of the USA PATRIOT Act, and the programs administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) and Financial Crimes Enforcement Network (“FinCEN”), (collectively referred to herein as “AML Laws”), the Fund has developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy applicable anti-money laundering (“AML”) requirements. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML program to a service provider, including its transfer agent. The Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

2.
Limitation on Delegation. The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those services that have been expressly delegated hereby as the same may from time to time be amended, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the AML Laws or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of, and transactions in, Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information.

3.
Transfer Agent Representations. The Transfer Agent represents and warrants that it has in place and will maintain and implement at all times during the term of this Agreement suitable and adequate policies and procedures, including supervisory procedures, to ensure compliance with applicable AML Laws. Additionally, the Transfer Agent acknowledges that it is responsible for supervision of the duties delegated hereunder and represents and warrants that it has been and will continue to supervise such duties. Further, the Transfer Agent acknowledges and agrees that neither the Fund, the Fund’s AML Compliance Officer (“AMLCO”), the Fund’s affiliates, nor their officers, employees, representatives and/or agents are responsible for the Transfer Agent’s action or inactions under this AML Delegation.

4.
Consent to Examination and Certification. The Transfer Agent understands and acknowledges that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by (i) representatives of regulatory agencies and/or (ii) representatives of the Fund, including its AMLCO and any Fund auditors (collectively referred to herein as “Fund Agents”) in order that the Fund, Fund Agents and/or regulators may evaluate compliance with this AML Delegation and applicable AML Laws. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with the Fund, Fund Agents and regulators in connection with their review. The Fund understands and agrees that all auditors will be required by the Transfer Agent to execute a confidentiality agreement prior to being given access to such records, data and operating processes. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice, all required records and information for review by such examiners. If requested, the Transfer Agent agrees to provide the Trust with an annual certification declaring, amongst other things that may be requested, (i) that it has implemented and is performing an AML program in accordance with AML Laws; (ii) it is monitoring and reporting any activity or information as required by AML Laws; (iii) it is supervising the duties delegated hereunder; (iv) its employees that are performing the delegated duties hereunder have completed AML training as required by AML Laws; and
(v) it was not subject to an enforcement action related to its AML program within the last calendar year.

5.
Information Sharing and Confidentiality. Any information shared by the Fund or Fund Agents to the Transfer Agent in relation to this AML Delegation or filed on behalf of the Fund by the Transfer Agent shall be considered Fund Confidential Information and shall be maintained as confidential by the Transfer Agent as provided in Section 9 of the Agreement.

6.
Delegated Duties. With respect to the Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information and in accordance with AML Laws, the Transfer Agent will perform the procedures set forth in its AML procedures (“DST AML Procedures”), which have been made available to the Fund by the Transfer Agent and which may be amended from time to time upon written notice to the Fund, which include, but are not limited to, the following:

A.
Customer Identification Program. The Transfer Agent will maintain a CIP in accordance with AML Laws and all implementing rules and regulations and, under such CIP, will perform CIP and provide the following services to the Fund: (i) take reasonable steps to verify the identity of any individuals seeking to become new customers of the Fund and notify the Fund in the event such person cannot be verified, (ii) except with respect to any entities excluded under applicable regulation: take reasonable steps to verify the identity of legal entities seeking to become new customers of the Fund, including verifying the identity of the natural person(s) retaining ownership or controlling interest in such legal entity (the “Beneficial Owner(s)”), as such ownership and controlling interests are defined under applicable regulation and notify the Fund in the event that the identity of such Beneficial Owner(s) is not provided upon request to such entity or cannot be verified, (iii) maintain records of the information used by the Transfer Agent to verify the customer’s identity; and (iv) determine whether a customer appears on any applicable list of known or suspected terrorists or terrorist organizations issued by any government agency.
B.
Unusual/Patterned and Suspicious Activity Monitoring and Reporting. The Transfer Agent on behalf of the Fund will maintain reasonably designed written policies and procedures, and perform daily review and analysis of Shareholder information in accordance with AML Laws in an effort to detect activities indicative of money laundering. The Transfer Agent will promptly notify the Fund of any unusual, patterned or suspicious activity and will report all such activity as required by AML Laws.

C.
Known Offender Monitoring. The Transfer Agent on behalf of the Fund will compare daily all new customers, changes to customer registrations, special payee information, and SSN/TIN maintenance to the Transfer Agent’s “Known Offender Database.” A “Known Offender” is defined therein as someone who has attempted to/or has previously committed fraud in a mutual fund account held on the Transfer Agent’s record keeping system. The Transfer Agent will promptly notify the Fund of any known offender matches.

D.
Office of Foreign Assets Control. The Transfer Agent on behalf of the Fund will maintain written policies and procedures to comply with OFAC requirements. On a daily basis, the Transfer Agent will submit all account registrations through the OFAC database as required by applicable regulatory authorities. The Transfer Agent will respond to any OFAC requests and prepare any reports to OFAC as required by AML Laws.

E.
Politically Exposed Persons (“PEPS”). The Transfer Agent on behalf of the Fund will maintain risk-based written policies and procedures to reasonably ascertain the status of an individual as a PEP. On a daily basis, the Transfer Agent will submit all new customer account registrations and registration changes against the PEPS database and conduct a risk-based review of accounts held by a PEP. The Transfer Agent will promptly notify the Fund of potential high-dollar or high-risk direct matches to the PEPS database to determine if additional action is required.

F.
USA PATRIOT Act Section 311 – Special Measures. The Transfer Agent on behalf of the Fund will maintain written policies and procedures to review potential “Special Measures” matches within the Transfer Agent’s shareholder database. At the Fund’s request, the Transfer Agent will conduct due diligence to determine if the Fund is involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain “special measures” against such entities as required under Section 311 of the USA PATRIOT Act (31 C.F.R. 103.193). The Transfer Agent will promptly notify the Fund of any exact match to determine if additional action is required.

G.
USA PATRIOT Act Section 312 – Special Due Diligence for Correspondent and Private Banking Accounts. The Transfer Agent on behalf of the Fund will maintain policies, procedures, and controls reasonably designed to detect and report known or suspected money laundering or suspicious activity through correspondent accounts and private banking accounts that U.S. financial institutions establish or maintain for non U.S. persons, and will promptly notify the Fund of any such activity and will report all such activity as required by AML Laws.

H.
USA PATRIOT Act 314(a) – Information Sharing. The Transfer Agent on behalf of the Fund will maintain policies and procedures to compare Shareholder account information to any FinCEN requests provided to the Transfer Agent by the Fund. The Transfer Agent will then provide the Fund in a timely manner with the documentation or information necessary to respond to the FinCEN request.

I.
Currency Transaction Report (“CTR”). The Transfer Agent and the Fund do not accept currency or coin and, therefore, will not file any CTRs. The Transfer Agent will maintain policies and procedures outlining the non-acceptance of currency and coins.

J.
BSA Travel Rule. The Transfer Agent on behalf of the Fund will maintain policies and procedures for the creation and retention of records for transmittals of funds, and the requirement to transmit information on these transactions to other financial institutions in the payment chain, including with respect to the transmittals of funds in amounts equal to or in excess of $3,000, and transmit such information on the transactions to the receiving financial institutions.

K.
Suspicious Activity Report Filing (“SAR”). The Transfer Agent on behalf of the Fund will maintain policies and procedures to prepare and file any SARs and to file SARs electronically with FinCEN following the detection of unusual or suspicious activity. The Transfer Agent will provide a copy of all SARs to the Fund within five (5) business days of filing with FinCEN, and promptly notify the Fund if any further communication is received from FinCEN or other law enforcement agencies regarding the SAR.

SCHEDULE 1.3(g)
OMNIBUS TRANSPARENCY SERVICES

A.
The Funds shall provide the following information to the Transfer Agent:

1.
The name and contact information for the Financial Intermediary, with which the Funds have a “shareholder information agreement” (under which the Financial Intermediary agrees to provide, at the Fund’s request, identity and transaction information about shareholders who hold their shares through an account with the Financial Intermediary (an “accountlet”)), that is to receive an information request;
2.
The Funds to be included, along with each Fund’s frequency trading policy, under surveillance for the Financial Intermediary;
3.
The frequency of supplemental data requests from the Transfer Agent;
4.
The duration of supplemental data requests (e.g. 60 days, 90 days); and
5.
The expected turnaround time for a response from the Financial Intermediary to an information request (including requests for supplemental data)

B.
Upon receipt of the foregoing information, the Funds hereby authorize and instruct the Transfer Agent to perform the following Services:

1.
Financial Intermediary Surveillance Schedules.
(a)
Create a system profile and infrastructure based upon parameters set by the Fund to establish and maintain Financial Intermediary surveillance schedules and communication protocol/links.
(b)
Initiate information requests to the Financial Intermediaries.

2.
Data Management Monitoring
(a)
Monitor status of information requests until all supplemental data is received.
(b)
If a Financial Intermediary does not respond to a second request from the Transfer Agent, the Transfer Agent shall notify the Fund for the Fund to follow-up with the Financial Intermediary.

3.
Customized Reporting for Market Timing Analysis
(a)
Run information received from the Financial Intermediaries through TA2000 System functionalities.
(b)
Generate exception reports using parameters provided by the Funds.

4.
Daily Exception Analysis of Market Timing Policies for Supplemental Data Provided
(a)
Review daily short-term trader exceptions, daily excessive trader exceptions, and daily supplemental data reconciliation exceptions.
(b)
Analyze Financial Intermediary supplemental data (items), which are identified as “Potential Violations” based on parameters established by the Funds.
(c)
Confirm exception trades and if necessary, request additional information regarding Potential Violations.

5.
Communication and Resolution of Market Timing Exceptions
(a)
Communicate results of analysis to the Funds or upon request of the Funds directly to the Financial Intermediary.
(b)
Unless otherwise requested by the Funds and as applicable, instruct the Financial Intermediary to (i) restrict trading on the accountlet, (ii) cancel a trade, or (iii) prohibit future purchases or exchanges.
(c)
Update AWD Work Object with comments detailing resolution.
(d)
Keep a detailed record of all data exceptions and inquires with regards to potential violations.

6.
Management Reporting
(a)
Provide periodic reports, in accordance with agreed upon frequency and content parameters, to the Funds. As reasonably requested by the Funds, the Transfer Agent shall furnish ad hoc reports to the Funds.
7.
Support Due Diligence Programs
(a)
Update system watch list with pertinent information on trade violators.
(b)
Maintain a detailed audit trail of all accounts that are blocked and reason for doing so.

8.
Provide access to DST Powerselect tables, inclusive of table/field definitions, for Fund to utilize for additional sub-account queries.

9.
Facilitate the tracking of intermediary analytic trips that have been deemed “low risk” by the Fund, for the Fund to leverage in the Fund’s semiannual audit process. The Transfer Agent will work with the Fund to define the appropriate accounts for each semi-annual audit and initiate information requests to the Financial Intermediaries and monitor status of information requests until all supplemental data is received.

SCHEDULE 1.3(h) UPA SERVICES
The UPA Services are provided by the Transfer Agent and/or its third party subcontractor (the “UPA Subcontractor”) on behalf of the Transfer Agent. The UPA Subcontractor is currently Venio LLC d/b/a Keane.

1.
Lost Shareholder Services
a.
After two mailings sent by the Transfer Agent to a shareholder have been returned undeliverable (“RPO Accounts”), a stop-mail code is put on that shareholder’s account. The Transfer Agent then performs the two SEC mandated searches for lost shareholders using the information data bases of a third party vendor (currently Lexis Nexis) to attempt to locate the lost shareholder.
b.
If, as a result of these two searches, a more current address for the shareholder is provided, the Transfer Agent will update the address on the account and remove the stop- mail code. If a more current address is not provided, the Trust will direct the Transfer Agent to provide the relevant account information for escheating.
2.
Escheatment Services
a.
The Transfer Agent will identify accounts as inactive based on the DST Escheatment Dormancy Trigger Categories as they are updated from time to time (“Dormancy Triggers”).
b.
The Transfer Agent will capture and maintain customer contact type and date.
c.
The Transfer Agent will mail a notice of escheatment to the shareholder or the payee of an outstanding check (the “Due Diligence Letters”) based on state mailing schedules as established by the Transfer Agent that facilitate compliance with its good faith interpretation of applicable state escheatment law.
d.
The Transfer Agent will escheat eligible property to the applicable states based on state remittance schedules established by applicable state law.
3.
Inactive Outreach Services, the Transfer Agent and UPA Subcontractor (Keane)
a.
The Transfer Agent will identify (i) RPO Accounts which were unresponsive to the two required SEC searches, (ii) accounts reflecting outstanding checks, and (iii) accounts that have been inactive for at least two years (“Inactive Shareholders”) based on the Dormancy Triggers.
b.
The Transfer Agent will send a file of these accounts to the UPA Subcontractor for discretionary search and research to determine if the shareholder is deceased.
c.
The UPA Subcontractor will mail a confirmation letter for RPO accounts and outstanding checks to newly located address. Letter will instruct owners to contact the Transfer Agent to update their account.

d.
The Transfer Agent will identify all accounts where “date of last contact” exceeds two years and conduct an outreach program to keep these accounts in an active shareholder status.
e.
The Transfer Agent will mail letters to inactive shareholders requesting that the shareholder contact the Transfer Agent to keep their account in an active status.
f.
The response detail will be provided to the Fund upon completion of the outreach services.

4.
Legal Claimant Services, UPA Subcontractor (Keane)
a.
In circumstances where shareholder is deceased, UPA subcontractor will conduct extensive research to locate a beneficiary (“Legal Claimant”) using shareholder data provided by the Transfer Agent, with Trust’s consent.
b.
UPA Subcontractor will notify Legal Claimant of entitlement and undertake to enter into a separate agreement with each respective Legal Claimant, under which UPA Subcontractor will provide recovery process services in exchange for a fee not to exceed 33 and 1/3% of the account value.

SCHEDULE 2.1
THIRD PARTY ADMINISTRATOR(S) PROCEDURES

(The following procedures set forth certain responsibilities which are customarily handled by TPAs and which will not be the responsibility of the Transfer Agent under this Agreement.)

1.
On each day on which both the New York Stock Exchange and the Trust is open for business (a “Business Day”), TPA(s) will receive, on behalf of and as agent of the Trust, Instructions (as hereinafter defined) from the Plan. Instructions shall mean (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan’s receipt of purchase orders and redemption requests by Participants in proper form by the time required by the terms of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund’s prospectus. Each Business Day on which the TPA receives Instructions shall be a “Trade Date”.

2.
In connection with the receipt of such Instructions, the parties agree that the following actions shall be the responsibility of the TPA and not the Transfer Agent. The TPAs shall:

a.
Communicate acceptance of such Instructions, to the applicable Plan.

b.
On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, instruct the Trust’s custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Fund, the TPA(s), and the Transfer Agent.

c.
Maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) will maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

d.
Maintain records for each Plan of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.
e.
Prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

f.
At the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its Shareholders.

g.
At the request of each Fund, to prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

h.
Transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

i.
With respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

3.
Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)’s expense a complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

SCHEDULE 3.1 FEE SCHEDULE
Effective Date: April 29, 2019
GENERAL: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that the account opens or closes.

ANNUAL ACCOUNT SERVICE FEES:1
Open Accounts
All Other non-ML3
Tiered
0 – 500,000
$9.75/Account
500,001 – 600,000
$9.25/Account
600,001 & above
$8.75/Account

Network Level 3
Brokerage
Tiered
0 – 75,000
$ 4.00/Account
75,001 – 150,000
$ 3.75/Account
150,000 and above
$ 3.50/Account
* Applies to all ML3 accounts, including Brokerage ML3 accounts.

Closed Accounts
$ 0.60/Account
Base Fee
$2,000,000/Year
IRA FEES:
Annual Maintenance Fee
$2.00/Account

AUTOMATED WORK DISTRIBUTOR FEES (AWD) (Does not include hardware or 3rd party software) 2
TA2000 Client Workstation Fee
$4,200/Workstation
Scan Station Fee
$6,000/Station
BCP Fee
$1,200/Workstation
AWD Contact Fee
$1,700/Workstation
OTHER FEES, CHARGES AND EXPENSES. Other fees, charges or expenses as described in Section 3.2 of the Agreement shall be billed as incurred.
COST OF LIVING ADJUSTMENT. A cost of living (“COLA”) increase will occur annually based on the CPI-W (as defined in Section 3.6 of the Agreement) (not to exceed 5% in any year). Notwithstanding the foregoing, in no event shall the Base Fee for this Agreement exceed $2,200,000.00 during the Initial Term of this Agreement. The COLA will not be applied to the IRA Fees and AWD Fees specified above.

PROGRAMMING HOURS
The Annual Account service fees include 12,0643 programming hours per year. These hours are provided by a shared team of technical and business analyst resources. In the event that the Trusts’ use of resource hours exceeds the annual allocation noted, additional hours used would be charged at DST’s then applicable hourly rate, currently $195.00 per hour.

1 Balance earnings will continue to be shared equally between the Transfer Agent and the Trust.
2AWD Workstation fees apply to up to 200 workstations; discount is invoked for workstations over 200. 3 Total hours calculated based on the equivalent of 8 resources providing 6.5 hours/day.

SCHEDULE 10.4 INFORMATION SECURITY PROGRAM
This Schedule 10.4 is made subject to the terms of the Agreement and to the extent the terms hereunder conflict with the terms of the Agreement, the terms of this Schedule shall prevail. The requirements of this Schedule are applicable if and to the extent that the Transfer Agent creates, has access to, or receives from or on behalf of the Trust any Customer Confidential Information (as defined in the Agreement) in electronic format.
1.
Definitions. Capitalized terms have the same meaning as set forth in the Agreement unless specifically defined below:

1.1
“Transfer Agent Security Assessment” has the meaning set forth in Section 3.2 below.

1.2
“Mitigate” means the Transfer Agent’s deployment of security controls as necessary, in its discretion, which are reasonably designed to reduce the adverse effects of threats and reduce risk exposure.

1.3
“Remediation” or “Remediate”, means that the Transfer Agent has resolved a Security Exposure or Security Incident, such that the vulnerability no longer poses a risk to Customer Confidential Information.

1.4
“Security Exposure” means an identified vulnerability that may be utilized to compromise Customer Confidential Information.

1.5
“Security Incident” means the confirmed unauthorized disclosure of Customer Confidential Information.

2.
General Requirements.
2.1
Security Program. The Transfer Agent shall maintain a comprehensive information security program under which the Transfer Agent documents, implements and maintains the physical, administrative, and technical safeguards reasonably designed and implemented to: (a) comply with
U.S. laws applicable to the Transfer Agent’s business and (b) protect the confidentiality, integrity, availability, and security of Customer Confidential Information.

2.2
Policies and Procedures. The Transfer Agent shall maintain written information security management policies and procedures reasonably designed and implemented to identify, prevent, detect, contain, and correct violations of measures taken to protect the confidentiality, integrity, availability, or security of Customer Confidential Information. Such policies and procedures will, at a minimum:

(i)
assign specific data security responsibilities and accountabilities to specific individual(s);
(ii)
describe acceptable use of the Transfer Agent’s assets, including computing systems, networks, and messaging;

(iii)
provide authentication rules for the format, content and usage of passwords for end users, administrators, and systems;
(iv)
describe logging and monitoring of the Transfer Agent’s production environment, including logging and monitoring of physical and logical access to the Transfer Agent’s networks and systems that process or store Customer Confidential Information;
(v)
include an incident response process;
(vi)
enforce commercially reasonable practices for user authentication;
(vii)
include a formal risk management program which includes periodic risk assessments; and
(viii)
provide an adequate framework of controls reasonably designed to safeguard Customer Confidential Information.

2.3
Subcontractors. To the extent that any subcontractor engaged by the Transfer Agent to provide services under the Agreement has access to, or receives from or on behalf of the Trust any Customer Confidential Information in electronic format, the Transfer Agent shall enter into a written agreement with such subcontractor, which agreement shall contain provisions regarding maintaining the confidentiality of the Customer Confidential Information which are substantially compliant with, and at least as protective as, those terms set forth in the Agreement (including this Schedule), to the extent the terms of the Agreement and this Schedule would be relevant to the subcontractor’s services provided.

2.4
IT Change and Configuration Management. The Transfer Agent shall employ its own reasonable processes, for change management, code inspection, repeatable builds, separation of development and production environments, and testing plans. Code inspections will include a comprehensive process reasonably designed and implemented to identify vulnerabilities and malicious code. In addition, the Transfer Agent shall maintain that processes that are documented and implemented for purposes of vulnerability management, patching, and verification of system security controls prior to their connection to production networks.

2.5
Physical and Environmental Security. The Transfer Agent shall: (i) restrict entry to the Transfer Agent’s area(s) where Customer Confidential Information is stored, accessed, or processed solely to the Transfer Agent’s personnel or the Transfer Agent authorized third party service providers for such access; and (ii) implement commercially reasonable practices for infrastructure systems, including fire extinguishing, cooling, and power, emergency systems and employee safety.
2.6
Transfer Agent Employee Training and Access. The Transfer Agent shall: (i) train its employees on the acceptable use and handling of Customer’s Confidential Information; (ii) provide annual security education for its employees and maintain a record of employees that have completed such education; and (iii) implement a formal user registration and de-registration procedure for granting and revoking access to the Transfer Agent’s information systems and services; and upon termination of any of the Transfer Agent’s employees, the Transfer Agent shall revoke such employee’s access to the Transfer Agent’s domain following termination of such individual and revoke such individual’s access to Customer Confidential Information as soon as possible and in accordance with the Transfer Agent’s internal policies and procedures.

2.7
Change Notifications. The Transfer Agent may, in its sole discretion, revise the Transfer Agent information security policies and procedures based on internal company security and compliance related risk assessment decisions, provided such revisions do not materially degrade the controls associated with the Transfer Agent’s information security services provided to the Trust as of the date of the execution of the Agreement.

2.8
Data Retention. The Transfer Agent shall not retain any Customer Confidential Information following completion of the applicable services provided under the Agreement, except to the extent:
(a) required by U.S. law; (b) expressly required or permitted by the Trust in writing: (c) required by the Transfer Agent’s document retention policies; (d) to the extent necessary to comply with the Trust’s or the Transfer Agent’s legal or regulatory obligations; or (e) as otherwise permitted in accordance with the Agreement.

3.
Due Diligence Supporting Materials; Security Assessment.

3.1
Due Diligence Supporting Materials. In response to the Trust’s due diligence efforts, the Transfer Agent will provide copies of its: (i) SIG; (ii) if applicable, twice annually, its Service Organizations Controls SOC 1, Type 2 Audit issued in accordance with Statement on Standards for Attestation Engagements (SSAE) SSAE 18, AT-C section 320; (iii) information security policy and control standards summary; and (iv) network penetration vendor attestation letter. The Transfer Agent will be reasonably available to answer any additional questions of the Trust, up to forty (40) hours per year, that are not already addressed by providing the documentation set forth within this Section 3.1 and would not require the Transfer Agent, in its sole good faith discretion, to disclose information that it deems highly sensitive.

3.2
Transfer Agent Security Assessment. As part of the Transfer Agent’s Security Assessment, the Transfer Agent will: (i) conduct, at the Transfer Agent’s expense, regular vulnerability scans on externally-facing applications that may receive, access, process or store Customer Confidential Information; (ii) evaluate the results of the vulnerability scans and Remediate Security Exposures deemed material by the Transfer Agent’s personnel as reasonably appropriate, taking into account facts and circumstances surrounding such issues; and (iii) Mitigate Security Exposures discovered and deemed material by the Transfer Agent’s personnel within a reasonably appropriate time period. In addition, the Transfer Agent will at least once per year, perform penetration testing on its externally- facing systems that may receive, access, process or store Customer Confidential Information, and will provide the Trust with a letter confirming the testing has been performed. The Fund is not permitted to conduct penetration testing or other code scanning on the Transfer Agent’s environment and software.

4.
Security Incident Response.
4.1
Mitigation and Remediation of Security Incidents. The Transfer Agent will Mitigate or Remediate any Security Incident in accordance with its internal security policies and procedures.

4.2
Security Incident Response. The Transfer Agent shall maintain formal processes reasonably designed and implemented to detect, identify, report, respond to, Mitigate, and Remediate Security Incidents in a timely manner.

4.3
Security Incident Notification. The Transfer Agent shall promptly notify the Trust but in no event later than 72 hours following discovery of any Security Incident(s). Such notification shall include the extent and nature of such intrusion, disclosure, or unauthorized access, the identity of the compromised Customer Confidential Information (to the extent it can be ascertained), how the Transfer

Agent was affected by the Security Incident, and its response to such Security Incident. The Transfer Agent shall use continuous and diligent efforts to remedy the cause and the effects of such Security Incident in an expeditious manner and deliver to the Trust a root cause analysis and future incident Mitigation plan with regard to any such incident. The Transfer Agent shall reasonably cooperate with the Trust’s investigation and response to each Security Incident. If the Trust determines in its sole discretion that it may need or be required to notify any individual(s) as a result of a Security Incident, the Trust shall have the right to control all such notifications and the Transfer Agent shall bear all direct costs associated with the notification, to the extent the notification and corresponding actions are required by U.S. law, and subject to the limitation of liability set forth in the Agreement. Without limiting the foregoing, unless otherwise required by U.S. law, no such notifications shall be made by the Transfer Agent without the Trust’s prior written consent and the Trust shall, together with the Transfer Agent, determine the content and delivery of all such notifications. For the avoidance of doubt, the Transfer Agent shall be solely responsible for all costs and expenses, subject to the limitations of liability under the Agreement that the Trust and/or the Transfer Agent may incur to the extent that they are attributable to or arise from the Transfer Agent’s breach of its confidentiality obligations under the Agreement.

5.
Miscellaneous. This Schedule cannot be modified except by written instrument executed by both parties.

ADDENDUM No. 1 TO
THE TRANSFER AGENCY AND SERVICE AGREEMENT BY AND BETWEEN
WELLS FARGO FUNDS TRUST AND WELLS FARGO VARIABLE TRUST (the “Trusts”)
AND
DST ASSET MANAGER SOLUTIONS, INC. (the “Transfer Agent”)
(the “Agreement”)
CONTACT CENTER SERVICES

THIS ADDENDUM NUMBER 1 TO THE AGREEMENT is made effective as of this 29th day of April 2019, by and between WELLS FARGO FUNDS MANAGEMENT, LLC (“WFFM”) and the Transfer Agent.

WHEREAS, the Transfer Agent has entered into the Agreement with the Trusts and their respective portfolios (the “Funds”), whereby the Transfer Agent has agreed to perform transfer agency and related services for the Funds; and

WHEREAS, WFFM desires to engage the Transfer Agent to perform certain telephone and correspondence services (the “Contact Center Services”) for the Funds in connection with the transfer agency services;
WHEREAS, the Transfer Agent is willing to perform the Contact Center Services upon the terms and conditions set forth in the Agreement and in this Addendum;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WFFM and the Transfer Agent hereby agree as follows:
Section 1. INCORPORATION OF THE AGREEMENT.

The terms and conditions of the Agreement are hereby incorporated in this Addendum as if fully set forth herein except as modified in this Addendum. All capitalized terms used in this Addendum but not defined herein shall have the meaning ascribed to them in the Agreement. The Transfer Agent and WFFM agree that for purposes of this Addendum, WFFM shall be deemed to have executed the Agreement in place of the Trusts and to have accepted the terms thereof, and the Transfer Agent further agrees that WFFM and not the Trusts shall be solely responsible under this Addendum.

Section 2.
SERVICES

The Transfer Agent will perform the following services with respect to the Funds and their shareholders:

A.
Call Center Services. The Transfer Agent will answer telephone inquiries between 7:30am and 8:30pm EST, Monday through Friday, on each day that the New York Stock Exchange is open for trading. The Transfer Agent shall answer and respond to inquiries from existing Shareholders, prospective Shareholders of the Funds and broker-dealers on behalf of such Shareholders in accordance with the procedures agreed upon by the Transfer Agent and WFFM and the Service Levels set forth on Exhibit A to this Addendum, such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of the Funds, general account information, purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests.

B.
Correspondence Services. The Transfer Agent will receive correspondence pertaining to any former, existing or new Shareholder account, process such correspondence for proper recordkeeping and respond to Shareholder correspondence in accordance with the procedures agreed upon by the Transfer Agent and WFFM.

Section 3.
SERVICE LEVELS

The Transfer Agent’s performance of the Call Center Services under this Addendum will be measured against the service level arrangements set forth on Exhibit A to this Addendum, which may be modified by the parties in writing from time to time (the “Service Levels”). WFFM agrees to cooperate with the Transfer Agent in connection with the Service Levels as further described in Section 1.4 of the Agreement. The parties shall review and discuss the Service Levels annually and shall make such changes to Exhibit A as to which they mutually agree.

Section 4.
FEES AND EXPENSES
Upon receipt of the Transfer Agent’s invoice for the services under this Addendum, WFFM shall pay to the Transfer Agent the fees, expenses and other charges as set out in Exhibit B to this Addendum. Such fees, expenses and other charges may be amended from time to time by the parties in writing. WFFM shall pay such invoices in accordance with the terms set forth in Section 3 of the Agreement.

Section 5.
REPRESENTATIONS AND WARRANTIES OF WFFM

WFFM represents and warrants to the Transfer Agent that for purposes of this Addendum, in addition to the representations and warranties set forth in Section 5 of the Agreement, the following shall apply:
(i)
WFFM is a limited liability company duly organized and existing and in good standing under the laws of the state of California.
(ii)
WFFM is empowered under applicable laws and by its organizational documents to enter into and perform this Addendum.
(iii)
All corporate proceedings required by WFFM’s organizational documents have been taken to authorize WFFM to enter into and perform this Addendum.
(iv)
The execution, delivery and performance of this Addendum by WFFM: (a) has been duly authorized by WFFM and (b) will not conflict with, result in a breach of or constitute a default under any other agreement to which WFFM is a party or by which WFFM is bound.

Section 6.    LIMITATION OF LIABILITY
For purposes of this Addendum, the aggregate liability of the Transfer Agent under Section 8 of the Agreement with respect to the services performed under this Addendum, shall be limited to and shall not exceed the aggregate of the amounts actually received under this Addendum by the Transfer Agent as fees and charges, but not including reimbursable expenses, from WFFM during the twenty-four (24) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought.

Section 7.   TERM & TERMINATION.

This Addendum shall be co-terminus with the term of the Agreement, including the Initial Term and any Renewal Term thereof. For purposes of Section 11 of the Agreement, an early termination of the Agreement by the Trusts shall also be deemed an early termination of this Addendum by WFFM and subject to the requirements of that Section. Further, in the event of an early termination of this Addendum other than pursuant to Sections 11.6, 11.7 or 15.3 of the Agreement, WFFM shall pay the Transfer Agent an amount equal to the average monthly fee paid by WFFM to the Transfer Agent under this Addendum multiplied by the lesser of (x) twelve (12) months, or (y) the number of months remaining in the Initial or Renewal Term and calculated as set forth on the then current Exhibit B to this Addendum, on the date notice of termination was given to the Transfer Agent.

Section 8.   LOCATION OF SERVICES.

The parties agree that if the Transfer Agent wishes to provide the Call Center Services from outside of the United States, the Transfer Agent shall notify WFFM and obtain the prior written consent of WFFM and the Trusts.

IN WITNESS WHEREOF, the parties hereto executed this Addendum the day and year first above written.

WELLS FARGO FUNDS MANAGEMENT, LLC
DST ASSET MANAGER SOLUTIONS, INC.

By:

By:

Name:

Name:

Title:

Title:

EXHIBIT A
TO ADDENDUM No. 1 SERVICE LEVELS

This Exhibit A sets forth below service levels ("Service Levels") applicable to the telephone services to be provided by the Transfer Agent under this Addendum. There shall be a six (6) month ramp up period that will commence one month after 100% of the Funds’ calls have been transitioned to the Transfer Agent. Measurement and reporting of the Service Levels shall begin after the completion of that six (6) months ramp up period.
TELEPHONE TIMELINESS
CATEGORY	TARGET
Average Speed of Answer
Each quarter 80% of calls will be answered within 30 seconds during applicable hours. Performance will be reported monthly but measured against the target on a quarterly basis. Calls abandoned within 10 seconds will be excluded from the measurement.

Call Answer Rate	Each quarter at least 98% of calls will be answered during applicable hours. Performance will be reported monthly but measured against the target on a quarterly basis

TELEPHONE QUALITY
CATEGORY	TARGET
Phone Quality	Quarterly telephone quality will meet or exceed a reclassified National Quality Review (NQR) result of 2.80, with the precision variable included.

Results will be measured and reported by NQR and will be adjusted to exclude mutually reclassified items and items mutually identified to have nominal external impact. Results will be reported on a quarterly basis.
Note: NQR reports its measurement of performance for telephone quality as a percentage and also reports a "precision variable" for the percentage measurement. For purposes of this Schedule, the Transfer Agent shall also be deemed to have met a Service Level if the measurement that NQR reports for the Transfer Agent for that Service Level varies from the NQR benchmark by no more than the NQR reported precision variable for that quarter.

SERVICE LEVEL EXCEPTIONS
Performance with respect to a Service Level shall not be calculated for any period or portion of a period where the Transfer Agent is unable to achieve a Service Level as a result of any of the following:
1.
Failure or unavailability of communication lines outside of the Transfer Agent’s facilities.
2.
Failure or unavailability of any third party system, which is substantially required for the performance of the Services.
3.
Failure by a third party outside of the Transfer Agent’s control (and whose performance is a prerequisite for the Transfer Agent’s performance) to perform properly or in a timely manner.
4.
A pre-planned, extraordinary event that WFFM and the Funds were informed about in advance.
5.
A failure in equipment controlled in whole or in part by WFFM, the Funds or a Fund agent.
6.
With respect to telephone related service levels, a call volume of fewer than fifty (50) calls per day resulting in a statistically unreliable sample for measurement.
7.
With respect to telephone related service levels, seasonal periods and/or short term events that increase volumes more than 15% from the prior 3 months.
8.
With respect to telephone related service levels, if average handling time exceeds 7.5 minutes for the month, it will be removed from the quarterly calculation for Service Level/Abandonment rate.
9.
A disaster which requires the Transfer Agent to process at its disaster recovery facility or when the Transfer Agent’s transaction processing is impeded by a Force Majeure event.

EXHIBIT B
TO ADDENDUM No. 1
FEES FOR CONTACT CENTER SERVICES
April 29, 2019
CALL CENTER AND CORRESPONDENCE SERVICES4,5
Base Fee
$1,575,000 per year (billed 1/12 each month)

Activity Based Fees:
Telephone Calls
$16.00 per call
Correspondence
$25.00 per letter

OTHER FEES, CHARGES & EXPENSES.
Any other fees, charges or expenses as described in Section
3.2 of the Agreement that are related to the services provided under this Addendum shall be billed to WFFM as incurred.

IN WITNESS WHEREOF, the parties hereto executed this Addendum the day and year first above written.

WELLS FARGO FUNDS MANAGEMENT, LLC
DST ASSET MANAGER SOLUTIONS, INC.

By:

By:

Name:

Name:

Title:

Title:

4 The monthly fee for the Call Center and Correspondence Services shall equal (i) 1/12th of the Annual Base Fee, plus
(ii) the actual call volume for that month multiplied by the per call rate, plus (iii) the correspondence volume for that month multiplied by the per letter rate.
5 After the first year of the Initial Term, the fees under this Addendum for each succeeding year shall equal the fees that would be charged for the same services based on the then current fee increased by the percentage increase for the twelve- month period of such previous calendar year of the CPI-W (defined in the Agreement),(not to exceed 5% in any year) or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. Notwithstanding the foregoing, in no event shall the Base Fee for this Addendum exceed
$1,732,500.00 during the Initial Term of this Addendum.

AMENDMENT 1
to
ADDENDUM No. 1 (CONTACT CENTER SERVICES)
To the
TRANSFER AGENCY AND SERVICE AGREEMENT
By and Between
WELLS FARGO FUNDS TRUST AND WELLS FARGO VARIABLE TRUST (the “Trusts”)
and
DST ASSET MANAGER SOLUTIONS, INC.
THIS AMENDMENT 1 (“Amendment”) to Addendum Number 1 (“Addendum 1”) to the Transfer
st
Agency and Service Agreement (the “Agreement”) is made effective as of this 1 day of July, 2020 (the “Amendment Effective Date”) by and between WELLS FARGO FUNDS MANAGEMENT, LLC
(“WFFM”) and DST ASSET MANAGER SOLUTIONS, INC. (the “Transfer Agent”).
WHEREAS, Transfer Agent entered into the Agreement with the Trusts and their respective portfolios (the “Funds”), whereby Transfer Agent agreed to perform transfer agency, Contact Center Services, and related services for the Funds; and

WHEREAS, WFFM desires to engage Transfer Agent to add TA2000 Voice™ Interactive Voice Response (IVR) services to the Contact Center Services for the Funds in connection with the transfer agency services;

WHEREAS, Transfer Agent is willing to perform the IVR services upon the terms and conditions set forth in the Agreement and in this Amendment to the Addendum 1;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WFFM and Transfer Agent hereby agree asfollows:

Section 1.
INCORPORATION OF THE AGREEMENT
The terms and conditions of the Agreement are hereby incorporated in this Amendment as if fully set forth herein except as modified in this Amendment. All capitalized terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement. The Transfer Agent and WFFM agree that for purposes of this Amendment, WFFM shall be deemed to have executed the Agreement in place of the Trusts and to have accepted the terms thereof, and the Transfer Agent further agrees that WFFM and not the Trusts shall be solely responsible under this Amendment. To the extent of any conflict between the Agreement, Addendum 1 and this Amendment, this Amendment shall control.

Section 2.
SERVICES

The Transfer Agent will perform the following services with respect to the Funds and their shareholders:

Transfer Agent shall implement TA2000 Voice™ IVR product for WFFM and transfer ownership of the WFFM IVR telephone number(s) from Verizon to Transfer Agent and AT&T, in accordance with the implementation schedule attached hereto this Amendment as Exhibit A.

Section 3.
FEES AND EXPENSES
Upon receipt of the Transfer Agent’s invoice for the services under this Amendment, WFFM shall pay to the Transfer Agent the fees, expenses and other charges as set out in Exhibit B to this Amendment. Such fees, expenses and other charges may be amended from time to time by the parties in writing. WFFM shall pay such invoices in accordance with the terms set forth in Section 3 of the Agreement.

Section 4.
REPRESENTATIONS AND WARRANTIES OF WFFM
WFFM represents and warrants to the Transfer Agent that for purposes of this Amendment, in addition to the representations and warranties set forth in Section 5 of the Agreement, the following shall apply:
(i)
WFFM is a limited liability company duly organized and existing and in good standing under the laws of the state of Delaware.

(ii)
WFFM is empowered under applicable laws and by its organizational documents to enter into and perform this Amendment.
(iii)
All corporate proceedings required by WFFM’s organizational documents have been taken to authorize WFFM to enter into and perform this Amendment.
(iv)
The execution, delivery and performance of this Amendment by WFFM: (a) has been duly authorized by WFFM and (b) will not conflict with, result in a breach of or constitute a default under any other agreement to which WFFM is a party or by which WFFM is bound.

Section 5.
LIMITATION OF LIABILITY

For purposes of this Amendment, the aggregate liability of the Transfer Agent under Section 8 of the Agreement with respect to the services performed under this Amendment, shall be limited to and shall not exceed the aggregate of the amounts actually received under this Amendment by the Transfer Agent as fees and charges, but not including reimbursable expenses, from WFFM during the twenty-four (24) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought.

Section 6.
TERM AND TERMINATION
This Amendment shall be effective from the Effective Date and continue unless otherwise terminated by either Party in accordance with the termination provisions in the Agreement. Additionally, this Amendment will terminate automatically upon the termination of Addendum 1 or the Agreement.

Section 7.
EXECUTION IN COUNTERPARTS/FACSIMILE TRANSMISSION
This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile copies of this Amendment, duly executed, in which event the parties hereto will promptly thereafter exchange original counterpart signed copies hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

DST ASSET MANAGER SOLUTIONS, INC.

By:

Print:
Rahul Kanwar

Title:
Authorized Representative

WELLS FARGO FUNDS MANAGEMENT, LLC.

By

Print:
Andrew Owen

Title:
EVP, President

EXHIBIT A
TA2000 VOICE™ INTERACTIVE VOICE RESPONSE (IVR) SERVICES IMPLEMENTATION SCHEDULE

Key Deliverable	Target Start	Target Finish
Complete IVR Implementation Workbook – COMPLETED	1/1/2020	2/28/2020
SS&C to draft proposal - COMPLETED	3/11/2020	3/27/2020
WF to confirm 1-800 numbers to transfer ownership or obsolete	3/11/2020	3/31/2020
SS&C Build call flows and settings in IVR for Wells Fargo	4/29/2020	5/22/2020
WF User acceptance testing of IVR	5/25/2020	6/24/2020
SS&C Submit 1-800 transfer request to AT&T	6/1/2020	6/1/2020
Implementation of IVR/Go Live	7/1/2020	7/1/2020

Important General Conditions and Assumptions for all organizations involved in the implementation include, but are not limited to,:
1.
The specific options and messaging to implement for WFFM are outlined in the “Implementation Workbook” completed and agreed to by WFFM and provided to Transfer Agent on February 26, 2020. The Portfolio Linking method will be “Real Customer”.
2.
The detailed Product Implementation Estimate (“Estimate”) agreed to by WFFM on April 17, 2020 was based only on the Voice IVR Implementation Workbook currently in Transfer Agent’s possession. Any requirements and functions not specifically defined in the Estimate are excluded from the scope of this implementation. The Estimate is subject to change once requirements are finalized and approved, outstanding issues and/or questions are resolved, and a complete implementation plan is documented. The project will be billed based upon actual hours expended.
3.
The detailed estimate provided in the Estimate will not exceed plus/minus 20%. Final scope and requirement information must be mutually agreed upon prior to the beginning of development.
4.
Any changes to the requirements will be addressed separately with a Change of Scope form and a separate estimate will be provided based on the scope change.
5.
After implementation any changes/enhancements will be billed at the programming rates during the time of the change/enhancement.
EXHIBIT B
TA2000 VOICE™ INTERACTIVE VOICE RESPONSE (IVR) SERVICES FEES AND EXPENSES
IVR Implementation Fees
The implementation fees outlined are based on product specifications documented within the IVR Implementation Workbook and transferal of the IVR 1-800 numbers to Transfer Agent.

Role	Hours	Rate	Cost
Client Services Implementation Team	60	$125	$7,500

Voice Support Team	48	$125	$6,000
Telecomm Support Team	24	$195	$4,680
Project Management Team	100	$125	$12,500
TOTAL $30,680

IVR Service Fee Schedule
Fee	Fee per Month	Total Annual Cost
Base Fee	$15,000	$180,000
Monthly Per Call Fee
0 – 24,000 calls per month	Included in base fee
Over 24,000 calls	$0.50 per call

OTHER FEES, CHARGES & EXPENSES. Any other fees, charges or expenses as described in Section 3.2 of the Agreement that are related to the services provided under this Amendment shall be billed to WFFM as incurred.

AMENDMENT
to
Transfer Agency and Service Agreement Between
Allspring Funds And
DST Asset Manager Solutions, Inc.

This Amendment is made as of this 19th day of January 2022, to be effective December 6, 2021, between Allspring Funds each, as listed on Schedule A (collectively, the “Funds”) and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated April 29, 2019, as amended, (the “Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.
Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto; and

2.
All defined terms and definitions in the Agreement shall be the same in this Amendment (the “December 6, 2021 Amendment”) except as specifically revised by this Amendment; and

3.
Except as specifically set forth in this December 6, 2021 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this December 6, 2021 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLSPRING FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.
By:	By:
Name:	Name:
Title:	Title:
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

SCHEDULE A
Dated: December 6, 2021

Fund	Type of Entity	Jurisdiction
Allspring Funds Trust	Trust	Delaware
100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
C&B Large Cap Value Fund
C&B Mid Cap Value Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Classic Value Fund
Common Stock Fund
Conservative Income Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery Fund
Diversified Capital Builder Fund
Diversified Equity Fund
Diversified Income Builder Fund
Dynamic Target Today Fund
Dynamic Target 2015 Fund
Dynamic Target 2020 Fund
Dynamic Target 2025 Fund
Dynamic Target 2030 Fund
Dynamic Target 2035 Fund
Dynamic Target 2040 Fund
Dynamic Target 2045 Fund
Dynamic Target 2050 Fund
Dynamic Target 2055 Fund
Dynamic Target 2060 Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund
Endeavor Select Fund
Enterprise Fund
Fundamental Small Cap Growth Fund
Global Investment Grade Credit Fund
Global Small Cap Fund
Government Money Market Fund
Government Securities Fund
Growth Fund
Growth Balanced Fund
Heritage Money Market Fund

Fund
Allspring Funds Trust (continued)
Type of Entity
Jurisdiction

High Yield Bond Fund
High Yield Municipal Bond Fund Income Plus Fund
Index Asset Allocation Fund Index Fund
Intermediate Tax/AMT-Free Fund International Bond Fund International Equity Fund
Large Cap Core Fund Large Cap Growth Fund
Large Company Value Fund Low Volatility U.S. Equity Fund
Managed Account CoreBuilder Shares - Series CP Managed Account CoreBuilder Shares - Series M Managed Account CoreBuilder Shares - Series SM Minnesota Tax-Free Fund
Moderate Balanced Fund Money Market Fund Municipal Bond Fund
Municipal Cash Management Money Market Fund Municipal Sustainability Fund
National Tax-Free Money Market Fund Omega Growth Fund
Opportunity Fund Pennsylvania Tax-Free Fund Precious Metals Fund
Premier Large Company Growth Fund Real Return Fund
Short Duration Government Bond Fund Short-Term Bond Plus Fund
Short-Term High Yield Bond Fund Short-Term Municipal Bond Fund Small Cap Fund
Small Company Growth Fund Small Company Value Fund
Special International Small Cap Fund Special Mid Cap Value Fund
Special Small Cap Value Fund Specialized Technology Fund Spectrum Aggressive Growth Fund Spectrum Conservative Growth Fund Spectrum Growth Fund
Spectrum Income Allocation Fund Spectrum Moderate Growth Fund Strategic Municipal Bond Fund
Allspring Funds Trust (continued
Type of Entity

Jurisdiction

Target Today Fund Target 2010 Fund Target 2015 Fund
Target 2020 Fund

Target 2025 Fund
Target 2030 Fund
Target 2035 Fund
Target 2040 Fund
Target 2045 Fund
Target 2050 Fund
Target 2055 Fund
Target 2060 Fund
Treasury Plus Money Market Fund Ultra Short-Term Income Fund
Ultra Short-Term Municipal Income Fund Utility and Telecommunications Fund Wisconsin Tax-Free Fund

Allspring Variable Trust
Trust
Delaware VT Discovery Fund
VT Index Asset Allocation Fund VT International Equity Fund VT Omega Growth Fund
VT Opportunity Fund
VT Small Cap Growth Fund

AMENDMENT
to
Transfer Agency and Service Agreement Between
Allspring Funds And
DST Asset Manager Solutions, Inc.

This Amendment is made as of this 13th day of September 2022 between the Allspring Funds, as listed on Schedule A (collectively, the “Funds”), and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated April 29, 2019, as amended, (the “Agreement”). In accordance with Section
15.1 (Amendment) and Section 16 (Additional Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

4.
Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto; and

5.
All defined terms and definitions in the Agreement shall be the same in this Amendment (the “September 13, 2022 Amendment”) except as specifically revised by this Amendment; and

6.
Except as specifically set forth in this September 13, 2022 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this September 13, 2022 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLSPRING FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.
By:	By:
Name:	Name:
Title:	Title:
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

SCHEDULE A
Dated: September 13, 2022

Fund	Type of Entity	Jurisdiction
Allspring Funds Trust	Trust	Delaware
100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
C&B Large Cap Value Fund
C&B Mid Cap Value Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Common Stock Fund
Conservative Income Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery All Cap Growth Fund
Discovery Innovation Fund
Discovery Large Cap Growth Fund
Discovery Mid Cap Growth Fund
Discovery Small Cap Growth Fund
Discovery SMID Cap Growth Fund
Diversified Capital Builder Fund
Diversified Equity Fund
Diversified Income Builder Fund
Dynamic Target Today Fund
Dynamic Target 2015 Fund
Dynamic Target 2020 Fund
Dynamic Target 2025 Fund
Dynamic Target 2030 Fund
Dynamic Target 2035 Fund
Dynamic Target 2040 Fund
Dynamic Target 2045 Fund
Dynamic Target 2050 Fund
Dynamic Target 2055 Fund
Dynamic Target 2060 Fund Dynamic Target 2065 Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund
Global Investment Grade Credit Fund
Government Money Market Fund
Government Securities Fund
Growth Fund
Growth Balanced Fund
Heritage Money Market Fund

Dated: September 13, 2022
Fund
Allspring Funds Trust (continued)
Type of Entity
Jurisdiction High Yield Bond Fund
High Yield Municipal Bond Fund Income Plus Fund
Index Asset Allocation Fund Index Fund
Intermediate Tax/AMT-Free Fund International Bond Fund International Equity Fund
Large Cap Core Fund Large Cap Growth Fund
Large Company Value Fund
Managed Account CoreBuilder Shares - Series CP Managed Account CoreBuilder Shares - Series M Managed Account CoreBuilder Shares - Series SM Minnesota Tax-Free Fund
Moderate Balanced Fund Money Market Fund Municipal Bond Fund
Municipal Cash Management Money Market Fund Municipal Sustainability Fund
National Tax-Free Money Market Fund Opportunity Fund
Pennsylvania Tax-Free Fund Precious Metals Fund
Premier Large Company Growth Fund Real Return Fund
Short Duration Government Bond Fund Short-Term Bond Plus Fund
Short-Term High Yield Bond Fund Short-Term Municipal Bond Fund Small Cap Fund
Small Company Growth Fund Small Company Value Fund Special Global Small Cap Fund
Special International Small Cap Fund Special Large Cap Value Fund Special Mid Cap Value Fund
Special Small Cap Value Fund Spectrum Aggressive Growth Fund Spectrum Conservative Growth Fund Spectrum Growth Fund
Spectrum Income Allocation Fund Spectrum Moderate Growth Fund Strategic Municipal Bond Fund

Allspring Funds Trust (continued Treasury Plus Money Market Fund Ultra Short-Term Income Fund
Dated: SeTpytpeemobfeErn1ti3ty, 2022
Jurisdiction

Ultra Short-Term Municipal Income Fund Utility and Telecommunications Fund Wisconsin Tax-Free Fund

Allspring Variable Trust
Trust
Delaware VT Discovery Fund
VT Index Asset Allocation Fund VT International Equity Fund
VT Omega Growth Fund
VT Opportunity Fund
VT Small Cap Growth Fund

AMENDMENT TO THE
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Transfer Agency and Service Agreement (this “Amendment”) is made as of April 29, 2023 (the “Amendment Effective Date”), by and between the Allspring Trusts listed on Schedule A of the Transfer Agency and Service Agreement (jointly or severally, the “Trusts”) and each of which is acting on its own behalf and on behalf of each of the portfolios listed under its name on Schedule A, as revised from time to time (jointly and severally, such portfolios shall be referred to as the “Fund” or “Funds”), but not jointly with any other entities listed on Schedule A, and SS&C GIDS, Inc., as successor in interest to DST Asset Manager Solutions, Inc. (“Transfer Agent”), amends and modifies certain terms and conditions of the Agreement (as defined below). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, Fund and Transfer Agent entered into a certain Transfer Agency and Service Agreement, dated April 29, 2019, as amended from time to time (as amended, the “Agreement”); and

WHEREAS, Fund and Transfer Agent wish to extend the term and further amend certain provisions of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1.
Section 11.1 – Term. Section 11.1to the Agreement is hereby deleted in its entirety and the substitute Section 11.1 set forth below is adopted in its place:

“11.1. Term. The initial term of this Agreement shall be four (4) years from the date first stated above. The first renewal period shall be five (5) years effective April 30, 2023 through April 29, 2028 (the initial term, along with the first renewal period, are the “Initial Term”). This Agreement shall then automatically extend for two (2) additional, successive one (1) year terms (each a “Renewal Term”) unless terminated as of the end of the Initial Term or a Renewal Term by the Trust on not less than six
(6) months written notice to the Transfer Agent. In the event a Trust wishes to terminate this Agreement as to the Trust prior to the expiration of the Initial Term or a Renewal Term, the Trust shall give the Transfer Agent at least six (6) months prior written notice and shall be subject tothe terms of this Section, including the payments applicable under Section 11.3. One hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term, the Transfer Agent and the Trust will agree upon a Fee Schedule for such Renewal Term. In the event the parties fail to agree upon a new Fee Schedule as of such date, the Fee Schedule set forth as Schedule 3.1 hereto shall remain in effect subject to increase under Section 3.6. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below). Moreover, the termination of this Agreement will not discharge or excuse completion or performance of any liability or services obligation herein undertaken or occurring prior to the effective date of the termination and shall not act to limit any right or remedies that may be available to the parties hereunder.”

2.
Section 13 – Subcontractors. Section 13.1(b) to the Agreement is hereby deleted in its entirety and the substitute Section 13.1(b) set forth below is adopted in its place:

“13.1(b) The parties agree that the Transfer Agent may provide the services hereunder from within or outside of the United States. However, if the Transfer Agent wishes to provide any Contact Center Services from outside of the United States, the Transfer Agent shall notify the Fund and obtain the Fund’s prior written consent. For clarity, the parties further agree that the prior written consent of the Fund shall not be required for the Transfer Agent to use offshore resources for the provision of business process outsourcing services under this Agreement other than Contact Center Services.”

3.
Schedule 3.1 – Fee Schedule. Schedule 3.1 to the Agreement is hereby deleted in its entirety and the substitute Schedule 3.1 attached to this Amendment is adopted in its place.

4.
References. All references in the Agreement to “DST Asset Manager Solutions, Inc.” and “DST” shall be replaced with “SS&C GIDS, Inc.” and “SS&C”, respectively. All other terms and conditions of the Agreement shall remain the same.

5.
The Parties agree that the Transfer Agent may issue a press release, subject to the Fund’s prior reasonable review and consent, announcing the extension of the term of the Agreement.

6.
This Amendment may be executed in one or more counterparts (including facsimile and
.pdf counterparts), each of which are deemed an original and all of which, when taken together and delivered shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names an on their behalf by and through their duly authorized officers, as of the day and year first above written.
Each of the Trusts on Schedule A

By:
A duly authorized officer of each such Entity

SS&C GIDS, INC.

By:

Name: Title:
Rahul Kanwar

  Authorized Signatory

SCHEDULE 3.1 FEE SCHEDULE
Effective Date: May 1, 2023
GENERAL: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that the account opens or closes.
ANNUAL ACCOUNT SERVICE FEES1:
Open Accounts
All Other non-ML3
$6.80/Account
Network Level 3
$3.25/Account
* Applies to all ML3 accounts, including Brokerage ML3 accounts.
Base Fee
$1,500,000/Year
Call Center Activity Fee
$16.00 per activity
Correspondence Fee
$25.00 per correspondence
Full Service Core TA Minimum
$5,500,000/Year

OTHER FEES:
OBT Bundled Accountlet
$0.12 per accountlet
OBT Investigations
$12.00 per investigation
Escheatment Items
$5.00 per escheatment item
Compliance + Services2
$75,000 per year

IRA Fees
Account Maintenance Fee
$2.00 per account
Automated Work Distributor (“AWD”) Fees (does not include hardware or 3rd party software3)
TA2000 Client Workstation Fee
$4,200 per workstation
Scan Station Fee
$6,000 per workstation
BCP Fee
$1,200 per workstation
AWD Contact Fee
$1,700 per workstation
OTHER FEES, CHARGES AND EXPENSES:
Other fees, charges and expenses as described in Section 3.2 of the Agreement shall be billed as incurred.
COST OF LIVING ADJUSTMENT:
A cost of living (“COLA”) increase will occur annually based on the CPI- W (as defined in Section 3.6 of the Agreement) (not to exceed 5% in any year). Notwithstanding the foregoing, in no event shall the Base

1 Balance earnings will continue to be shared equally between the Transfer Agent and the Trust.
2 Compliance + Services Fee is tiered; rate is $75,000 per year for clients with 25,000 or more accounts.
3 AWD Workstation fees apply up to 200 workstations; discount is invoked for workstations over 200.

Fee for this Agreement exceed $1,725,000.00 during the Initial Term of this Agreement. The COLA will not be applied to the IRA Fees and AWD Fees specified above.
PROGRAMMING HOURS:
The Annual Account service fees include 1,000 programming hours per year for core TA2000 System development and support. These hours are provided by a shared team of technical and business analyst resources. In the event that the Trusts’ use of resource hours exceeds the annual allocation noted, additional hours used would be charged at SS&C’s then applicable hourly rate, currently $195.00 per hour.
NOTE:
Fees for the following services are waived: Omnibus Transparency Base, UPA Processing Base, MMR Annual Base and CUSIP Charges, SDCM, Powerselect, IVR Base Fee, AML Networked Accounts, Lost Shareholder Search and Tracking, Escheatment CUSIP (assumes one cycle), Bounced Checks, On- Request Reporting, Third Party Data Feeds, Excess History, Transcripts, Manual Check Pulls, Legal Document Pulls, Cost Basis and NSCC Transaction Fees.

Fund	Type of Entity	Jurisdiction
Allspring Funds Trust	Trust	Delaware
100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
C&B Large Cap Value Fund
C&B Mid Cap Value Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Common Stock Fund
Conservative Income Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery All Cap Growth Fund
Discovery Innovation Fund
Discovery Large Cap Growth Fund
Discovery Mid Cap Growth Fund
Discovery Small Cap Growth Fund
Discovery SMID Cap Growth Fund
Diversified Capital Builder Fund
Diversified Equity Fund
Diversified Income Builder Fund
Dynamic Target Today Fund
Dynamic Target 2015 Fund
Dynamic Target 2020 Fund
Dynamic Target 2025 Fund
Dynamic Target 2030 Fund
Dynamic Target 2035 Fund
Dynamic Target 2040 Fund
Dynamic Target 2045 Fund
Dynamic Target 2050 Fund
Dynamic Target 2055 Fund
Dynamic Target 2060 Fund Dynamic Target 2065 Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund
Global Investment Grade Credit Fund Global Long/Short Equity Fund
Government Money Market Fund
Government Securities Fund
Growth Balanced Fund
Growth Fund
Heritage Money Market Fund

Fund
Allspring Funds Trust (continued)
Type of Entity
Jurisdiction High Yield Bond Fund
High Yield Municipal Bond Fund Income Plus Fund
Index Asset Allocation Fund Index Fund
Intermediate Tax/AMT-Free Fund International Bond Fund International Equity Fund
Large Cap Core Fund Large Cap Growth Fund
Large Company Value Fund
Managed Account CoreBuilder Shares - Series CP Managed Account CoreBuilder Shares - Series EM Managed Account CoreBuilder Shares - Series M Managed Account CoreBuilder Shares - Series SM Minnesota Tax-Free Fund
Moderate Balanced Fund Money Market Fund Municipal Bond Fund
Municipal Cash Management Money Market Fund Municipal Sustainability Fund
National Tax-Free Money Market Fund Opportunity Fund
Pennsylvania Tax-Free Fund Precious Metals Fund
Premier Large Company Growth Fund Real Return Fund
Short Duration Government Bond Fund Short-Term Bond Plus Fund
Short-Term High Income Fund Short-Term Municipal Bond Fund Small Cap Fund
Small Company Growth Fund Small Company Value Fund Special Global Small Cap Fund
Special International Small Cap Fund Special Large Cap Value Fund Special Mid Cap Value Fund
Special Small Cap Value Fund Spectrum Aggressive Growth Fund Spectrum Conservative Growth Fund Spectrum Growth Fund
Spectrum Income Allocation Fund Spectrum Moderate Growth Fund Strategic Municipal Bond Fund

SCHEDULE A (continued)
Dated: April 30, 2023

Allspring Funds Trust (continued Treasury Plus Money Market Fund Ultra Short-Term Income Fund Ultra Short-Term Municipal Income Fund Utility and Telecommunications Fund Wisconsin Tax-Free Fund	Type of Entity	Jurisdiction
Allspring Variable Trust VT Discovery Fund VT Index Asset Allocation Fund VT International Equity Fund VT Omega Growth Fund VT Opportunity Fund VT Small Cap Growth Fund	Trust	Delaware